SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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RENEWABLE ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE:  On March 14, 2017, Renewable Energy Group, Inc. (the “Company”) filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) regarding the Company’s 2017 annual meeting of stockholders. The preliminary proxy statement was inadvertently filed on the SEC’s EDGAR filing system under the form type “DEF14A” rather than “PRE14A.” Based on guidance from the SEC staff, the Company is filing its definitive proxy statement regarding the Company’s 2017 annual meeting of stockholders on the SEC’s EDGAR filing system under the form type “DEFR14A.”

RENEWABLE ENERGY GROUP, INC.
416 South Bell Avenue
Ames, Iowa 50010
Notice of Annual Meeting of Stockholders
To Be Held May 8, 2017
The 2017 Annual Meeting of Stockholders of Renewable Energy Group, Inc. will be held at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010, on May 8, 2017, at 10:00 a.m., Central Time. We are holding the Annual Meeting to:

1	Elect three Class III directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified;

2	Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers;

3	Hold an advisory vote on the frequency of the "say-on-pay" vote;

4	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

5	Approve an amendment to our Amended and Restated 2009 Stock Incentive Plan; and

6	Approve the removal of common stock issuance restrictions upon conversion of our 4.00% convertible senior notes due 2036.
We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
We have selected March 10, 2017, as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

By Order of the Board of Directors,

/s/ Natalie A. Merrill

Natalie A. Merrill Secretary

i

RENEWABLE ENERGY GROUP, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
This proxy statement is being furnished to stockholders of Renewable Energy Group, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2017 Annual Meeting of Stockholders, which is described below. We expect to commence providing and making available this proxy statement on or about March 29, 2017.
References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean Renewable Energy Group, Inc.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The 2017 Annual Meeting of Stockholders will be held on May 8, 2017, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa.
What items will be voted on at the Annual Meeting?
As to all holders of our Common Stock, the purpose of the Annual Meeting is to:

•	Elect three Class III directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified;

•	Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers;

•	Hold an advisory vote on the frequency of the "say-on-pay" vote;

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

•	Approve an amendment to our Amended and Restated 2009 Stock Incentive Plan; and

•	Approve the removal of common stock issuance restrictions upon conversion of our 4.00% convertible senior notes due 2036.

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
How does the Board recommend that I vote?
Our Board unanimously recommends that you vote:

•	FOR each director nominee;

•	FOR advisory approval of the compensation of our named executive officers;

•	FOR an annual frequency of "say-on-pay" vote;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

•	FOR the approval of the amendment to our Amended and Restated 2009 Stock Incentive Plan; and

•	FOR the approval of the removal of common stock issuance restrictions upon conversion of our 4.00% convertible senior notes due 2036.
Who is entitled to vote at the Annual Meeting?
Stockholders who owned Common Stock at the close of business on March 10, 2017, the record date for the Annual Meeting, may vote at the Annual Meeting. For each share of Common Stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.
Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?
Certain of our directors, officers and employees may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.
Who will tabulate the votes and act as inspector of election?
Natalie A. Merrill, our Secretary, will act as the inspector of election at the Annual Meeting.

How do I vote my shares?
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with REG (through our transfer agent, Computershare):

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Via Internet: Go to http://www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares of Common Stock held in “street” or “nominee” name (through a bank, broker or other nominee):

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You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

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If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the proposal. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting on May 8, 2017, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee;

•	FOR advisory approval of the compensation of our named executive officers;

•	FOR an annual frequency of the "say-on-pay" vote;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

•	FOR the approval of the amendment to our Amended and Restated 2009 Stock Incentive Plan; and

•	FOR the approval of the removal of common stock issuance restrictions upon conversion of our 4.00% convertible senior notes due 2036.
How do I change or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the internet by going to http://www.proxyvote.com and following the instructions.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
What constitutes a quorum for purposes of the Annual Meeting?

On March 10, 2017, the record date, we had 38,565,260 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions will be treated as present for purposes of determining the existence of a quorum.
How many votes are required to approve the proposals?
Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the three nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
The "say-on-pay" vote and the frequency of the "say-on-pay" vote presented in Proposals 2 and 3 are each an advisory vote and therefore are not binding on our company, our Compensation Committee or our Board of Directors. We value, however, the opinions of our stockholders and our Compensation Committee will, as it has in the past, take into account the result of the "say-on-pay" vote and frequency of the "say-on-pay" vote when determining future executive compensation and the frequency of stockholder votes on executive compensation.
The affirmative vote of a majority of the Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote, is required to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 4, to approve the amendment to our Amended and Restated 2009 Stock Incentive Plan as set forth in Proposal 5 and to approve the removal of common stock issuance restrictions upon conversion of our 4.00% Convertible Senior Notes due 2036 as set forth in Proposal 6.
The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 4, 5 and 6 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.
What if a nominee for director does not receive a majority vote?
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The election of directors at the Annual Meeting will be an “uncontested election” because no nominations other than the three directors nominated by the Board were made in accordance with the applicable provisions of our bylaws.
In accordance with our bylaws, our Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.
If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and governance committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.
Can I attend the Annual Meeting in person?
We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Stockholders of record must bring a copy of the Notice or proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.
Will any other matters be presented at the Annual Meeting?
We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.

Who can help answer my questions?
If you have any questions about the Annual Meeting, voting or your ownership of our stock, please contact our investor relations department by e-mail at investor.relations@REGI.com or by phone at (515) 239-8048.
CORPORATE GOVERNANCE
Corporate Governance Guidelines; Code of Business Conduct and Ethics
We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our Board of Directors has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Corporate Governance Guidelines may be found on the company’s website at www.REGI.com under “Investor Relations,” then “Corporate Governance.” In addition, all standing committees of our Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.
Board Composition
Our Board of Directors is currently composed of eight members, all of whom are independent, except for Daniel J. Oh. Our restated certificate of incorporation provides that the authorized number of board seats, which is currently eight, shall be not less than five and not more than fifteen, with the exact number to be fixed from time to time by a resolution of the majority of our Board of Directors. Each officer serves at the discretion of the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Our Board met a total of 17 times in 2016. During 2016, all of our directors attended at least 75% of the meetings of our Board held during their tenure, and all of our directors attended at least 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. Our Board does not have a policy requiring director attendance at annual meetings of our stockholders. All of our directors attended the 2016 annual meeting of stockholders.
Board Leadership Structure
Our Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.
Our Chairman, Mr. Stroburg, presides over each Board meeting. The Chairman serves as liaison between the Chief Executive Officer and the other directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he becomes aware. The Chairman presides at stockholders’ meetings and provides advice and counsel to the Chief Executive Officer.
Vice Chairman of the Board
The Board appointed Christopher D. Sorrells to succeed Michael A. Jackson as Vice Chairman of our Board of Directors in September 2016. The Board of Directors believes it is in the best interest of the Company's stockholders to have an independent director serve as the Vice Chairman and lead directors of the Board of Directors to ensure a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in establishing Board of Directors priorities and procedures. The Vice Chairman functions as the lead independent director, presiding at executive sessions of the independent directors when the Chairman of the Board is not present, and serving as a liaison between the independent directors and management. Mr. Jackson will continue to serve as a director.

Board Committees
Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Our Audit Committee is comprised of Michael Scharf (Chairman), Michael A. Jackson and Randolph L. Howard, each of whom is a non-employee member of our Board of Directors. We believe that each member of our Audit Committee meets the requirements for independence and financial literacy under the applicable requirements of the United States Securities and Exchange Commission, or SEC rules and regulations and NASDAQ rules. Messrs. Scharf, Jackson and Howard are our Audit Committee financial experts as currently defined under SEC rules and regulations. During the 2016 fiscal year, the Audit Committee held 10 meetings.

Compensation Committee. The Compensation Committee determines our general compensation policies and makes recommendations regarding the compensation provided to our directors and executive officers which are subject to the approval of the independent members of our board. The Compensation Committee also reviews and determines bonuses for our non-executive officers and other employees. In addition, the Compensation Committee reviews and determines non-executive equity-based compensation for our directors, officers, employees and consultants and administers our stock incentive plan. Our Compensation Committee also oversees our corporate compensation programs. Our Compensation Committee is currently comprised of Christopher Sorrells (Chairman), Delbert Christensen and Michael A. Jackson. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and NASDAQ rules. During the 2016 fiscal year, the Compensation Committee held 7 meetings.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the board. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The members of the Nominating and Governance Committee are Michael A. Jackson (Chairman), Delbert Christensen, Randolph L. Howard and Christopher Sorrells. We believe that the composition of our Nominating and Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Governance Committee currently complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and NASDAQ rules. During the 2016 fiscal year, the Nominating and Governance Committee held 4 meetings.

Risk Management Committee. The Risk Management Committee assists our Board of Directors in fulfilling its responsibility to assess and oversee management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in our business, including among other things, agricultural and energy commodity price risk, and environmental, health and safety risk. In addition, the Risk Management Committee oversees the development and implementation of policies, procedures and systems to address risks. The members of the Risk Management Committee are Randolph L. Howard (Chairman), Peter J. Harding, Delbert Christensen and Michael Scharf. During the 2016 fiscal year, the Risk Management Committee held 12 meetings.
Stock Ownership Guidelines
Effective March 1, 2016, our Board adopted stock ownership guidelines applicable to our chief executive officer and the members of the Board of Directors.  Covered individuals as of March 1, 2016 who do not meet the requirements as of that date must satisfy the guidelines by March 1, 2018 and individuals who subsequently become subject to the guidelines will have two years to reach their ownership requirement.  Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, and vested RSUs are included in determining an individual's equity ownership.
Compensation Committee Interlocks and Insider Participation
Christopher Sorrells (Chairman), Michael A. Jackson and Delbert Christensen served as members of our Compensation Committee during 2016. All are outside, independent directors, and none of our named executive officers served as a director or as a member of a Compensation Committee of any business entity employing any of our directors during 2016.
Securities Trading

The Board believes that short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") is not appropriate; therefore, such conduct is discouraged by our Insider Trading Policy. In addition, all employees (including our NEOs) and Board members are prohibited from taking "short" positions in our securities or engaging in hedging or other monetization transactions with respect to our securities without our prior written approval. We discourage our executives from using our shares in margin accounts or otherwise pledging shares as collateral and any actions resulting in such are subject to our prior written approval.
Director Nomination Policy
Our Nominating and Governance Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board of Directors for nomination or election. Our Board of Directors nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.
Our Board of Directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating and Governance Committee also seeks to ensure that a majority of our directors are independent under NASDAQ rules and that one or more of our directors is an “audit committee financial expert” under SEC rules.
Prior to our annual meeting of stockholders, our Nominating and Governance Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating and Governance Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating and Governance Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating and Governance Committee based on the membership criteria described above and set forth in our Governance Guidelines.
A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information - Stockholder Proposals for 2018 Annual Meeting” in this proxy.
Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board of Directors for consideration by the Nominating and Governance Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of our capital stock owned by the person;

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a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board of Directors;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the person’s written consent to serve as a director if elected.
The Nominating and Governance Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating and Governance Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person. In addition, Article III of our bylaws contains a description of the procedures a stockholder must follow in order to nominate a candidate for election as a director at our annual meetings of stockholders.
Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:
Secretary
Renewable Energy Group, Inc.
416 South Bell Avenue
Ames, Iowa 50010
Board Role in Risk Oversight
One of the many responsibilities of our Board of Directors is to provide oversight of our risk management practices to ensure appropriate risk management systems are employed throughout the Company.
The Risk Management Committee assists our Board of Directors in fulfilling its responsibility to assess and oversee management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in our business, including among other things, agricultural and energy commodity price risk, and environmental, health and safety risk. In addition, the Risk Management Committee oversees the development and implementation of policies, procedures and systems to address risks.
The Committee shall not have responsibility for matters subject to the jurisdiction of another committee of the Board of Directors pursuant to that committee’s charter.
Our Board of Directors’ other standing committees support our Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the Audit Committee with its assessment and mitigation efforts in regards to particular risks facing the Company that have been identified through the risk management process. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting.
The Compensation Committee assists our Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee assists our Board of Directors in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board of Directors at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.
BOARD OF DIRECTORS
Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors until the 2020 Annual Meeting. See “Proposal No. 1 - Election of Directors.” Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the three nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
Below are the names and ages of our eight directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.
Nominees for Election at this Meeting for a Term Expiring in 2020 (Class III)
Jeffrey Stroburg (age 66) has served as a director since June 2006. Mr. Stroburg has served as the Chief Executive Officer of Southern States Cooperative since May 2015. Mr. Stroburg served as our Chief Executive Officer from June 2006 to September 2011. Mr. Stroburg concurrently served as Chief Executive Officer of West Central Cooperative ("West Central") from October 1999 until January 2015. He has also held the position of President of West Central from July 2003 until January

2015. Prior to joining West Central, Mr. Stroburg was Vice President and Chief Operating Officer of the Eastern Ag Region of Land O’ Lakes, an agricultural cooperative, from 1998 to 1999. From 1997 to 1998, Mr. Stroburg was President and Chief Executive Officer of Countrymark Cooperative, a refiner and distributor of diesel, gasoline and other petroleum products. From 1987 to 1997, Mr. Stroburg was President and Chief Executive Officer of Hamilton Farm Bureau Cooperative and held positions within the Missouri Farmers Association. From 1997 to 1998, Mr. Stroburg also served as a director for A.C. Toepfer International, a Hamburg, Germany trading company for agricultural products, and as a director for CF Industries, a fertilizer manufacturing company. Mr. Stroburg served on the board of directors for the Associated Benefits Corporation, the Cooperative Business International, the Biosciences Alliance of Iowa and the Iowa State University’s Center for Crops Utilization Research Industry/Stakeholder Advisory Board. Currently, Mr. Stroburg serves on the board of directors for the National Council of Farmer Cooperatives. Mr. Stroburg holds a B.S. from Iowa State University.
Our Board believes that the experience, knowledge, skills and expertise gained by Mr. Stroburg in his previous role as our Chief Executive Officer, including his knowledge of our operations and the effectiveness of our business strategies provide valuable perspective to our Board and add significant value. Additionally, Mr. Stroburg’s experience as the Chief Executive Officer of West Central and prior experience as Chief Executive Officer of Countrymark Cooperative, as well as a number of executive positions with other agriculture and refining companies, are integral to our Board’s assessment of business opportunities and strategic options for our company. Mr. Stroburg’s service and experience as a director for other companies, including active involvement in strategic planning for these companies, also strengthens the governance and functioning of our Board.
Christopher D. Sorrells (age 48) has served as a member of our Board of Directors since November 2008. In September 2016, he was appointed to succeed Michael A. Jackson as Vice Chairman of our Board of Directors. He is also a member of the board of directors and currently serves as the Chief Operating Officer of GSE Systems, a publicly traded simulation and training company for the power and process industries (NYSE: GVP). Prior to August 2015, he served as Managing Director at NGP Energy Technology Partners, L.P., a private equity firm investing in companies that provide products and services to the energy, power and environmental industries. From September 2003 to September 2005, Mr. Sorrells worked at Clarity Partners, a private equity firm. Mr. Sorrells served as a principal with Banc of America Securities from June 1998 to November 2002 and as an associate with Salomon Smith Barney from August 1996 to June 1998. Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Our Board believes that Mr. Sorrells’ experience, knowledge, skills and expertise acquired as Chief Operating Officer of GSE Systems and Managing Director of NGP Energy Technology Partners, L.P., including experience and understanding of the operation and governance of public companies and knowledge of debt and equity markets, add significant value to the Board. Mr. Sorrells’ knowledge of energy, power, and renewable energy industries, including nuclear energy, solar energy, organic waste streams and chemical products, acquired as a director of GroSolar (from December 2007 to December 2014) and Lehigh Technologies (from 2007 to 2012) adds further value to the Board, particularly when it comes to assessing historical trends and strategic options for our company.
Peter J. M. Harding (age 64) has served as a member of our Board of Directors since December 2014. Most recently, he was the Chief Executive Officer and a director of Westway Group, Inc. (“Westway”), a liquid storage and liquid animal feed business, from May 2009 until his retirement in June 2010. Prior to joining Westway, Mr. Harding served in various roles at ED&F Man Holdings Limited, including as member of the board of directors and as Managing Director, molasses and palm oil trading, feed products, third party storage and biofuels division. He also served as Chief Executive Officer of Westway Holdings Corporation from 1997 to 2006. Concurrent with his service as Chief Executive Officer, he served as President of Westway Terminal Company, Inc. from 2001 to 2004. From 1995 to 1997, Mr. Harding was Chief Executive Officer of ED&F Man’s North American Cocoa Processing Group and prior to that was Chief Executive Officer of Savannah Cocoa, Inc. from 1992 to 1995. Mr. Harding served as Vice President of Sales & Marketing of Refined Sugars, Inc. from 1985 to 1989. Additionally, Mr. Harding owned and managed an asset management firm and commodity fund during the late 1980s and early 1990s.
Our Board believes that Mr. Harding’s experience, knowledge, skills and expertise acquired as an executive in different industries relevant to our business, including storage, commodities markets and biofuels, add significant value to our Board. Mr. Harding’s experience as Managing Director of ED&F Man’s molasses and palm oil trading, feed products, third party storage and biofuels division provides him with the background necessary to help the Board identify, evaluate and mitigate the risks associated with the volatile pricing of feedstocks used in our business.
Directors Continuing in Office until in 2019 (Class II)
Delbert Christensen (age 68) has served as a member of our Board of Directors since August 2006. Mr. Christensen was a director of West Central, from 1993 to 2014. Mr. Christensen was the Chairman of the Board of West Central from June 2010 to June 2012. Since January 2004, he has served as the President of CHMD Pork, a hog producer. He was Chairman of the Board of Directors of the Iowa Soybean Association from October 2009 to October 2010 and was on the Board of Directors of the Iowa Soybean Association from 2003 through 2014. Mr. Christensen serves on the Soybean Promotion and Research Board, the United Soybean Board and the executive board of the U.S. Meat Export Federation. Mr. Christensen holds a B.S. in Agricultural Business from Iowa State University.
Our Board believes that Mr. Christensen’s experience, knowledge, skills and expertise acquired as a director of West Central, as the President of a hog production operation, and his previous substantial board experience and commodity and market knowledge as an independent farmer, add significant value to our Board.
Randolph L. Howard (age 66) has served as a member of our Board of Directors since February 2007. From July 2004 to until his retirement in September 2005, Mr. Howard served as the Senior Vice President for the Global Gas Division of Unocal Corporation, an oil company. Prior to that role, Mr. Howard served as Regional Vice President of Unocal’s International Energy Operations - North ASEAN and President with Unocal Thailand from May 1999 to June 2004. Mr. Howard served in various managerial roles at Unocal over 17 years including Vice President, Refining and Vice President, Supply, Trading and Transportation. Mr. Howard participated in the advanced executive program at Northwestern University and holds a B.S. in chemical engineering from University of California Berkeley.
Our Board believes that Mr. Howard’s experience, knowledge, skills and expertise acquired as an executive officer at Unocal Corporation, including experience and understanding of the oil and petroleum markets and operations, as well as his experience in strategy formation and doing business in international markets, add significant value to our Board.
Michael A. Jackson (age 62) has served as a member of our Board of Directors since August 2006. Since October 2014, Mr. Jackson has served as CEO and President of Jackson and Associates Consulting, LLC. Mr. Jackson served as the Chief Marketing and Strategy Officer of Trupointe Cooperative, Inc. from September 2011 until October 2014. Mr. Jackson served as the Chief Executive Officer and President of Adayana, Inc., a human capital development and agribusiness management consulting firm, from April 2008 to May 2011 and served as Chief Operating Officer of Adayana, Inc. from February 2006 to April 2008. Mr. Jackson was Chief Executive Officer and President of Agri Business Group, Inc., an agribusiness consulting and training company, which he founded in 1979, until its merger with Adayana, Inc. in October 2005. Mr. Jackson is a member of the board of directors of Terra Nitrogen Company, L.P., a nitrogen fertilizer company and is chairman of the board of ABG Ag Services. Mr. Jackson holds a B.S. in agricultural economics from Purdue University.
Our Board believes that Mr. Jackson’s experience, knowledge, skills and expertise acquired as the Chief Executive Officer of Adayana, Inc. and Agri Business Group, Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to the Board. Additionally, Mr. Jackson’s previous service and experience as the chair of our audit committee and as an independent director for another company, including active involvement in strategy discussions and other matters, strengthen the functioning of our Board.
Directors Continuing in Office until 2018 (Class I)
Daniel J. Oh (age 52) has served as our Chief Executive Officer and as a director since September 2011 and President since April 2009. Mr. Oh served as our Chief Operating Officer from June 2007 to September 2011, our Chief Financial Officer and Executive Vice President from June 2006 to June 2007 and as Secretary from August 2006 until March 2009. From May 2004 to May 2006, Mr. Oh served at Agri Business Group, Inc., or ABG, an agribusiness management consulting firm, including as Associate Director, Director and Vice President. Prior to joining ABG, Mr. Oh served in several different positions, including Senior Financial Analyst, Financial Team Leader and Manager, in the Corporate Finance and Investment Banking area of the Corporate Strategy and Business Development Group at Eli Lilly and Company, a global pharmaceutical company, from August 2001 to May 2004. From 2000 to August 2001, Mr. Oh served as a consultant with McKinsey & Company, a leading consulting firm, where he focused on the pharmaceutical industry. From 1987 to 1998, Mr. Oh served as an officer in the United States Army, earning the rank of Major. Mr. Oh holds an M.B.A. from the University of Chicago with concentrations in finance, accounting and strategic management as well as a B.S. with a concentration in economics from the United States Military Academy. Mr. Oh’s employment agreement with us provides that he will serve as a director.
Our Board believes that Mr. Oh’s experience, knowledge, skills and expertise as our current President and Chief Executive Officer and his knowledge of our operations and business strategies gained over his nine years of service to us in various roles provide valuable perspective to our Board and add significant value. Additionally, extensive industry knowledge and Mr. Oh’s prior experience as a senior executive and vice president at ABG, as well as his finance experience at Eli Lilly and consulting experience at McKinsey & Company, are integral to our Board’s assessment of business opportunities and strategic options for our company.

Michael M. Scharf (age 69) has served as a member of our Board of Directors since January 2012 and previously served as a member of our board of directors from August 2006 until December 2009. Mr. Scharf served as a director of Patriot Coal Corporation from November 2007 to December 2013 and previously served as a director of Southwest Iowa Renewable Energy, LLC from 2007 to 2009. Mr. Scharf served as Executive Director, Global Financial Services from January 2010 until his retirement in July 2011 and served as Senior Vice President and Chief Financial Officer of Bunge North America, Inc., the North American operating arm of Bunge Limited an agribusiness and food company, from 1989 to 2009. Prior to joining Bunge North America, Mr. Scharf served as Senior Vice President and Chief Financial Officer at Peabody Holding Company, Inc. from 1978 to 1989 and as a Tax Manager at Arthur Andersen & Co. from 1969 to 1978. Mr. Scharf holds a B.S. in accounting from Wheeling Jesuit University and is a certified public accountant.
Our Board believes that Mr. Scharf’s experience, knowledge, skills and expertise acquired as a Senior Vice President and Chief Financial Officer of Bunge North America, Inc., including his experience with operations, risk management and international operations, as well as his financial and accounting background, add significant value to our Board. Additionally, Mr. Scharf’s service and experience as a member of audit committees and as an independent director for another public company, including active involvement in strategy discussions and other matters, strengthen the functioning of our Board.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 10, 2017 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Renewable Energy Group, Inc., 416 South Bell Avenue, P.O. Box 888, Ames, IA 50010-0888.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage beneficial ownership data is based on 38,565,260 shares of our Common Stock outstanding as of March 10, 2017.
In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units, stock appreciation rights and warrants held by that person that are currently exercisable or exercisable within 60 days of March 10, 2017.

Beneficial Ownership Table

	Number of Shares Beneficially Owned
5% Stockholders	Shares	Percentage
Carlson Capital LP (1)	3,900,000	10.11%
Dimensional Fund Advisors LP(2)	3,248,725	8.42%
DNB Asset Management AS(3)	3,081,833	7.99%
BlackRock, Inc. (4)	3,050,859	7.91%
Whitebox Advisors LLC (5)	2,923,433	7.58%
OppenheimerFunds, Inc. (6)	2,036,234	5.28%
Towle & Co (7)	1,981,357	5.14%
Total	20,222,441	52.43%
Named Executive Officers and Directors
Brad Albin	49,271	*
Delbert Christensen (8)	54,376	*
David Elsenbast #	36,882	*
Gary Haer	33,162	*
Peter J.M. Harding (9)	56,637	*
Randolph L. Howard (10)	50,946	*
Michael A. Jackson (11)	8,938	*
Daniel J. Oh	331,641	*
Michael Scharf (12)	37,563	*
Christopher D. Sorrells (13)	19,207	*
Chad Stone	62,555	*
Jeffrey Stroburg (14)	205,456	*
All executive officers and directors as a group (12 persons)	946,634	2.45%

*	Less than 1%
# On April 15, 2016, Mr. Elsenbast was appointed Vice President, Feedstock Development for a subsidiary of Renewable Energy Group, Inc. Prior to this time, he served as Vice President, Supply Chain Management. As part of an internal reorganization in support of business growth initiatives, the position of Vice President, Supply Chain Management was eliminated. Based on the responsibilities associated with Mr. Elsenbast’s new role, we determined that he was no longer an executive officer of our company.

(1)
Based on information set forth in a Schedule 13D/A filed with the SEC on October 5, 2016 by Carlson Capital, L.P., which serves as the investment manager to certain private funds and managed accounts (the "Accounts"). Includes 1,831,014 shares beneficially owned by Double Black Diamond Offshore Ltd., 1,985,252 shares beneficially owned by Black Diamond Thematic Offshore Ltd, and 83,734 shares beneficially owned by Black Diamond Offshore Ltd. Asgard Investment Corp. II ("Asgard II") is Carlson Capital, L.P.'s general partner and, therefore, may be deemed to share voting and investment power over the securities held in the Accounts. Asgard Investment Corp. ("Asgard") is Asgard II's sole stockholder and, therefore, may be deemed to share voting and investment power over the securities held in the Accounts. Mr. Clint D. Carlson serves as president of Asgard and Carlson Capital, L.P. and, therefore, may be deemed to share voting and investment power over securities held in the Accounts. The address of Carlson Capital, Asgard II, Asgard and Mr. Clint Carlson is 2100 McKinney Avenue, Suite 1800, Dallas, TX 75201.

(2)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Renewable Energy Group, Inc. held by the Funds. However, all securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2017 by DNB Asset Management AS. DNB disclaims beneficial ownership of these securities except to the extent of management fees, performance fees or other fees received from the funds and managed account for which DNB is the investment manager and has discretionary investment power over the securities held by each of these funds and managed accounts. DNB’s address is Dronning Aufemias Gate 30, Bygg M-12N 0191 Oslo, Norway.

(4)
Based on information set forth in a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc., which is the parent holding company whose certain subsidiaries may be deemed the beneficial owners of shares of Renewable Energy Group, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2017 by Whitebox Advisors LLC, which is the investment adviser whose certain clients may be deemed the beneficial owners of shares of Renewable Energy Group, Inc. as a result of its ownership of Convertible Notes of the Issuer. The address of Whitebox Advisors LLC is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.

(6)
Based on information set forth in a Schedule 13G filed with the SEC on February 7, 2017 by OppenheimerFunds, Inc., which is the investment adviser whose certain subsidiaries may be deemed the beneficial owners of shares of Renewable Energy Group, Inc. The address of OppenheimerFunds, Inc. is 225 Liberty Street, New York, NY 10281.

(7)
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2017 by Towle & Co., which is the investment adviser whose certain subsidiaries may be deemed the beneficial owners of shares of Renewable Energy Group, Inc. The address of Towle & Co. is 1610 Des Peres Road, Suite 250, St. Louis, MO 63131.

(8)	Consists of (i) 45,438 shares of Common Stock and (ii) 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(9)	Consists of (i) 47,699 shares of Common Stock and (ii) 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(10)	Consists of (i) 42,008 shares of Common Stock and (ii) 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(11)	Consists of 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(12)	Consists of (i) 28,625 shares of Common Stock and (ii) 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(13)	Consists of (i) 10,629 shares of Common Stock and (ii) 8,938 restricted stock units that will vest within 60 days of March 10, 2017.

(14)	Consists of (i) 190,209 shares of Common Stock and (ii) 15,247 shares subject to restricted stock units that will vest within 60 days of March 10, 2017.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
See “Security Ownership of Certain Beneficial Owners and Management,” for a detailed listing of each owner’s holdings.
PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
We have adopted a formal policy that we will not enter into a transaction with any of our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, without the prior consent of our audit committee, or other independent members of our Board of Directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available to and deemed relevant by our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
We did not conduct any transactions with related persons in 2016 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2016 Company Performance Highlights

•	Total revenue was over $2 billion

•	Net income of $44.7 million

•	Achieved Adjusted EBITDA[1] of $102.1 million on 567 million gallons sold during 2016

•	Produced over 410 million gallons of biomass-based diesel

•
Nameplate production capacity increased by 20 million gallons to 452 million gallons per year. Upon acquisition of full ownership in Petrotec AG, total nameplate production capacity increased to 502 million gallons per year

•
Continued progress with development of our renewable chemicals pipeline and related strategic review, and build out of international fuel and feedstock commercial platform and completed the acquisition of Petrotec, AG.

1 Adjusted EBITDA represent earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items. Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of our results as reported under GAAP. See pages 46-48 of our Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income (loss).
2016 Executive Compensation Highlights
The Compensation Committee approved the following actions during 2016:

•
We enhanced the alignment of pay and performance for the Company’s other executive officers. Effective for 2016, we awarded 30% of each executive officer’s long-term incentive award opportunity in performance-based restricted stock units tied to the achievement of stock price hurdles. The stock price hurdles used for the other executive officers were the same hurdles as those applicable to Mr. Oh.

•	We continued to implement stock ownership guidelines that are applicable to our Chief Executive Officer and members of the Board of Directors.

•	Annual incentive plan payout of 118.9% of target based on achievement of 119.0% and 108.6% of Adjusted EBITDA and Gallons Sold target goals, respectively, for 2016.
Executive Compensation and Governance
The following are key aspects and features of our executive compensation program:

•	Executive compensation levels and targets are measured against other similarly-sized biofuels and chemical companies.

•
Our annual bonus program is primarily based on our Adjusted EBITDA results, a financial measure we believe ensures a self-funded bonus program and incentivizes overall operational performance. Our annual bonus program also considers gallons sold, a key measure of top-line growth.

•
We provide conservative severance benefits to our Chief Executive Officer in connection with a change-in-control and upon termination of employment, the severance will be equal to the sum of his annual salary plus the target annual bonus and accelerated equity vesting over the Severance Period.

•	None of our executive officers has a severance agreement with us with the exception of our Chief Executive Officer and Vice President, Manufacturing.

•	Our stock incentive plan prohibits the re-pricing of equity awards without shareholder approval.
Overview
This Compensation Discussion and Analysis describes our executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the five executive officers whose compensation is disclosed in the compensation tables below, who we refer to as the “named executive officers” or “executives.” Our named executive officers for 2016 were:

Name	Executive Officer Position
Daniel Oh	President and Chief Executive Officer
Chad Stone	Chief Financial Officer
Brad Albin	Vice President, Manufacturing
David Elsenbast	Vice President, International Feedstock Development
Gary Haer	Vice President, Sales and Marketing

Results of 2016 Advisory Vote to Approve Executive Compensation
At our 2016 annual meeting of stockholders held on May 11, 2016, we submitted an advisory vote on our 2015 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). Our stockholders approved our 2016 compensation awarded to our named executive officers with approximately 95% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain and motivate our named executive officers.
We were pleased with our stockholders’ support of our compensation program, and our management and Board continue to review our executive compensation practices to further align our compensation practices with our evolving pay-for-performance philosophy. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.
Compensation Philosophy and Objectives
Our executive compensation program is intended to support the execution of our business strategy and link rewards to the achievement of short- and long-term goals. Our Compensation Committee designs our programs to reward pay-for-performance, motivate financial and operating performance that drive returns for stockholders and attract and retain talented and experienced managers.
Our executive compensation program includes base salary, annual incentives paid in the form of cash bonuses and long-term incentives consisting of grants of stock-based performance shares, time-vested restricted stock units and stock appreciation rights. The majority of our executive compensation is variable compensation or at-risk pay. Base salary is the only fixed compensation component.
Role of the Compensation Committee and Management
The Compensation Committee of our Board, or the Committee, has overall responsibility for advising the independent members of our Board regarding the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board. The Compensation Committee makes its compensation recommendations based on the judgment of its members based on their tenure and experience and after receiving input from our Chief Executive Officer and other members of management. The independent members of our Board, taking into account the recommendations of the Compensation Committee, have the ultimate responsibility for evaluating and determining the compensation of our named executive officers, including the compensation of our Chief Executive Officer.
Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for all executive officers other than himself and provides input from time to time on the design of compensation plan components and other compensation-related issues as they arise. Management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy. Senior human resources and finance executives attend non-executive sessions of Compensation Committee meetings to provide perspective and expertise relevant to the meeting agenda.
Role of the Compensation Consultant
To assist the Compensation Committee in carrying out its duties and responsibilities, the Committee engages the services of an outside executive compensation consultant. As in prior years, during 2016, the Committee engaged Aon Hewitt as its executive compensation consultant. Aon Hewitt provides the Committee with competitive market compensation data for senior executives, information on current issues and trends on executive compensation program design and governance, assists with proxy disclosure requirements, and provides ongoing advice to the Committee on regulatory and other technical developments that may affect our executive compensation programs.
In its capacity as the executive compensation consultant to the Compensation Committee, Aon Hewitt reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program design and operation, and clarify pertinent information.
Competitive Market Data
Competitive information with respect to pay levels and pay practices serves as one of the reference points in establishing our executive compensation and is intended to provide a general understanding of current compensation practices rather than a formula for establishing specific pay levels. In late 2015, in anticipation of establishing 2016 named executive officers pay levels and practices, the Compensation Committee evaluated the appropriateness of the existing peer group and determined that changes were needed to reflect the Company’s growing size and scope of operations, and market for executive talent. In evaluating the existing comparators, and identifying potential new comparators, the Compensation Committee considered the following factors: (i) industry, (ii) size, as measured by revenues and market capitalization, (iii) business operations, with a focus on bio-energy, renewable energy, or bio-chemical businesses, (iv) geographic location, and (v) performance.
Based on the Compensation Committee’s assessment, the peer group used as a reference point for named executive officer compensation decisions in 2016 was comprised of the following companies:

Companies Used to Assess Pay Levels
Alon USA Energy, Inc.	The Andersons, Inc.	Darling Ingredients Inc.
Green Plains Inc.	Methanex Corp.	Westar Energy, Inc.
NewMarket Corp.	Covanta Holding Corp.	Mercer International Inc.
Pacific Ethanol, Inc.	Ormat Technologies Inc.	REX American Resources Corp.
Rentech, Inc.	Clean Energy Fuels Corp.	FutureFuel Corp.
Fuel Systems Solutions, Inc.

Additional Companies Considered in Assessing Pay Practices
PBF Energy Inc.	Neste Oyj	Delek US Holdings, Inc.
CVR Refining, LP	Calumet Specialty Products	Northern Tier Energy LP
TerraVia

The Compensation Committee believes that the comparator group summarized above is more reflective of the Company’s market for executive talent, and thus was a reasonable reference point for evaluating our 2016 executive compensation program.
Elements of Compensation
Our compensation program for our executives consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Characteristics	Primary Purpose
Base Salary	Fixed amount of compensation
•
Provide a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and competitive pay levels
•
Support attraction and retention of talented executives

Annual Incentive Plan (“AIP”)	Variable compensation opportunity contingent on achievement of corporate financial and operations goals measured over the current year	• Motivate employees to achieve short-term corporate goals and recognize individual outperformance
Long-Term Incentives
Variable compensation opportunity contingent on stockholder returns or achievement of financial goals

Historically, we have a granted a mix of stock options, SARs, restricted stock units and performance-based restricted stock units.
• Link the interests of our executives to the interests of our shareholders through increases in share price over time • Support attraction and retention of talented executives
Other Benefit Plans and Programs	• Health, dental and vision insurance • Vacation, personal holidays and sick days • Life insurance and supplemental life insurance • Short-term and long-term disability • A 401(k) plan	• Provide basic retirement and health and welfare benefits to attract and retain employees
Base Salary
We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to the Company.
Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for our named executive officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities.
In establishing base salaries effective for 2016, the Compensation Committee considered a number of factors, including, but not limited to, the executive’s performance, the Company’s performance, the competitive market for compensation, internal equity, scope of responsibilities, and organizational criticality. We determined that the following salary adjustments were appropriate:

Executive	2015 Base Salary	2016 Base Salary	Year-Over-Year Increase
Mr. Oh(1)	$570,000	$587,100	3.0%
Mr. Stone(2)	$300,000	$325,000	8.3%
Mr. Albin(3)	$300,000	$325,000	8.3%
Mr. Haer(2)	$285,000	$293,550	3.0%
Mr. Elsenbast(2)	$245,000	$252,350	3.0%

(1)	2016 base salary increase effective on July 1, 2016.

(2)	2016 base salary increase effective on February 29, 2016.

(3)	2016 base salary increase effective on March 1, 2016.

Annual Incentive Plans
Our annual cash incentive plan promotes our pay-for-performance philosophy by providing all employees with direct financial incentives in the form of annual cash awards for achieving Company performance goals. For our 2016 cash incentive plan, we believed a combination of profitability (as measured by non-GAAP Adjusted EBITDA) and operational (as measured by gallons sold) metrics was effective because these metrics are closely linked to long-term stockholder value, are easily understood by employees and allow for comparability across competitors.
Under the 2016 plan, our Chief Executive Officer was eligible for an award targeted at 100% of his base salary and our named executive officers other than our Chief Executive Officer were eligible for an award targeted at 50% of their respective base salary. Of such bonus amounts, approximately 75% was contingent upon our achievement of non-GAAP Adjusted EBITDA as such term was defined in our Form 10-K for the year ended December 31, 2016, subject to certain exclusions, and the other 25% was contingent upon our sale of a certain number of gallons of fuel that were produced by us, either at one of our facilities or through tolling arrangements, and gallons procured from third-party producers. If the Adjusted EBITDA performance criteria was not met at 25% of target and the gallons sold performance criteria was not met at 60% of the target, no amounts would have been payable under the 2016 cash incentive plan. For performance in excess of the target performance level, our Chief Executive Officer was entitled to receive up to 200% of his base salary and our named executive officers other than our Chief Executive Officer were eligible to receive up to 100% of their respective base salary.
In March 2016, the independent members of our Board of Directors approved, based upon the recommendation of our Compensation Committee, our annual incentive plan for 2016. Plan details are described below:

Performance Measure	Weighting	Goal	Company Performance (as a % of Target)		Bonus Payout (as a % of Target)
Adjusted EBITDA (in millions), earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items that are not indicative of core operating performance			<25%		—%
		$21	25%	(threshold)	25%
		$53	62.5%		50%
	75%	$85	100%	(target)	100%
		$128	150%		150%
		$170	200%	(maximum)	200%
			>200%		200%
Gallons (in millions), defined as number of gallons of fuel sold that were produced at REG facilities, REG toll and procured from third parties			<60%		—%
		283	60%	(threshold)	25%
		377	80%		50%
	25%	471	100%	(target)	100%
		589	125%		150%
		707	150%	(maximum)	200%
			>150%		200%
Our 2016 actual performance against the Adjusted EBITDA and Gallons metrics under the 2016 cash incentive plan is illustrated in the following table:

Performance Measure	Actual Performance (millions)	Actual Performance as % of Target Goal	Weighting	AIP Payout as % of Target
Adjusted EBITDA [1]	101.2	119.0%	75%
Gallons	511.6	108.6%	25%
Total	N/A	N/A	100%	118.9%
1 See pages 46-48 of our Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income (loss).

In late 2016 and early 2017, the Compensation Committee evaluated the design of the 2017 cash incentive plan to assess if it continued to align pay with Company performance and shareholders’ interests. Based on the Committee’s assessment, the Committee believed the link between pay and performance would be enhanced if the performance metrics were modified as follows: (i) Adjusted EBITDA would remain as a performance metric, with the weighting of the metric increased to 100%, (ii) Gallons Sold would not be a performance metric in 2017, and (iii) individual award payouts for the Named Executive Officers would be subject to adjustment by up to 25% (up or down) based on the achievement of select balanced scorecard metrics. Accordingly, in March 2017, the Compensation Committee approved our 2017 cash incentive plan pursuant to which bonus amounts may be paid for performance in 2017. In addition, no amounts will be payable under the 2017 cash incentive plan in the event we do not achieve positive net income, subject to certain adjustments, in 2017.

Long-Term Equity Compensation
We grant stock appreciation rights, time-based restricted stock units, and performance-based restricted stock units to our named executive officers through our Amended and Restated 2009 Stock Incentive Plan. We believe this element of our compensation program allows executive officers the opportunity to develop a significant ownership stake in the Company and aligns their interests with the long-term interests of our stockholders. The inclusion of performance-based restricted stock units as a long-term equity vehicle for all named executive officers represents a change effective for 2016 that was designed to enhance the program’s alignment with shareholder interests, drive shareholder value creation, and provide a greater percentage of equity compensation in at-risk vehicles. The long-term equity compensation arrangements applicable to the CEO and other named executive officers for 2016 are described below.

•
Stock Appreciation Rights (SARs). Like stock options, SARs have realizable value only if the stock price appreciates after the date of grant and thereby incent executives to increase shareholder value. Unlike stock options, however, SARs are less dilutive to shareholders since fewer shares are issued upon exercise. Generally, each SAR has an exercise price equal to the closing price of our Common Stock on the grant date, a term of ten years and vest ratably over four years.

•
Restricted stock units (RSUs). Given the volatile nature of our business, we believe it is important for retention purposes to have a portion of long-term incentives that is stable but still linked to changes in shareholder value. RSUs generally vest on the fourth anniversary of the date of grant, except for the 2016 grants that vest on the third anniversary of the date of grant, assuming continued employment through that date.

•
Performance-based restricted stock units (PRSUs). To enhance the alignment of pay and performance, effective for 2016, we granted named executive officers (including Mr. Oh) restricted stock awards that are conditioned on the achievement of certain Company performance targets. The Compensation Committee considers a wide-range of goals, with the primary objective being to drive shareholder value creation over a multi-year period of time. For awards granted in 2016, awards vest based on the attainment of two share price hurdles over a three-year period that represented a significant increase over the grant date share price ($11.74 and $13.50). One-half of the underling PRSUs vest based on the attainment of the first stock price hurdle ($11.74) and the remaining one-half of the underlying PRSUs vest based on the attainment of the second stock price hurdle ($13.50). If the stock price hurdles are not achieved, the awards are forfeited. The stock price may be attained at any point during the three-year performance period. Stock price will be measured using the volume-weighted average stock price during 20 consecutive trading days during the three-year performance period. Awards earned pursuant to the second stock price hurdle ($13.50) will be settled on the third anniversary of the date of grant (unless the employee is terminated). We believe the design of the PRSUs encourages the named executive officers to focus on enhancing long-term stockholder value, aligns the interests of the named executive officers with stockholders’ interests, and rewards the named executive officers for significant stock price appreciation.

We issue equity grants in accordance with our long-term incentive plan. This practice, however, presented challenges as the organization grew and has prompted us to evaluate the benefits of a more structured approach. The Committee, with input from its outside executive compensation consultant and management, developed grant guidelines to govern key terms such as timing, target award levels, participation and equity forms. These grant guidelines are expected to provide us with a starting point to integrate financial and non-financial performance factors and strengthen our ability to attract and retain employees by communicating a clearer picture of the total compensation package through a long-term incentive plan.
In March 2016, we granted the named executive officers long-term equity compensation opportunities as follows:

•	Mr. Oh: Long-term equity compensation opportunity equal to 200% of base salary, provided 25% in time-vested SARs, 25% in time-vested RSUs, and 50% in PRSUs; and

•
Named executive officers other than Mr. Oh: Long-term equity compensation opportunity equal to approximately 60% of base salary, provided 25% in time-vested SARs, 45% in time-vested RSUs, and 30% in PRSUs.

Based on the Company’s stock price at the time of grant, this equated to the grant of the following awards in March 2016:

Named Executive Officers	Stock Appreciation Rights	Time-Vested Restricted Stock Units	Performance-Based Restricted Stock Units
Mr. Oh	76,819	31,457	92,910
Mr. Stone	13,140	9,685	9,535
Mr. Albin	13,140	9,685	9,535
Mr. Haer	11,869	8,748	8,613
Mr. Elsenbast	10,203	7,520	7,404

These RSUs, PRSUs and SARs vest in accordance with our plan’s vesting provisions discussed above. The Compensation Committee considered many factors in determining the 2016 equity-based compensation awards to our named executive officers, including, but not limited to, competitive market data, performance, the amount of time each individual had served as an officer of the Company, the percentage of equity awards each individual held, and contractual arrangements.
With respect to long-term incentive awards granted in 2017, the Committee determined that it was appropriate to provide a greater percentage of Named Executive Officer long-term incentive award value in restricted stock units and/or performance restricted stock units to drive shareholder value creation, enhance retention, and minimize equity dilution.

Other Benefits
Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.
TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and certain other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While we consider the effect of this rule in developing and implementing our compensation program, in order to preserve the committee’s flexibility, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). However, our annual incentive program and the performance share and performance unit award portions of our long-term incentive program are intended to qualify as performance-based compensation. Our stockholders have approved our annual incentive plan and our stock incentive plan, which satisfies one of the requirements for the "performance-based compensation" exemption.

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes certain compensation paid to our named executive officers during the year ended December 31, 2016, 2015 and 2014.

Name and Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Daniel J. Oh(4) President and Chief Executive Officer	2016	$590,505	—	$915,859	(4)	$284,998	$699,686	$23,284	(5)	$2,514,332
	2015	$566,308	—	$1,409,964		$457,881	$308,370	$22,307		$2,764,830
	2014	$450,000	—	$87,128		$348,983	$465,176	$20,295		$1,371,582

Chad Stone	2016	$320,192	—	$152,489	(6)	$48,749	$202,854	$22,947	(7)	$747,231
Chief Financial Officer	2015	$295,962	—	$34,491		$137,365	$80,058	$19,626		$567,502
	2014	$273,911	—	$28,321		$113,446	$217,085	$18,521		$651,284
Brad Albin	2016	$320,192	—	$152,489	(6)	$48,749	$202,854	$13,448	(8)	$737,732
Vice President, Manufacturing	2015	$295,962	—	$34,491		$137,365	$80,058	$14,775		$562,651
	2014	$273,911	—	$28,321		$113,446	$217,085	$13,904		$646,667
Gary Haer	2016	$291,906	—	$137,739	(6)	$44,034	$181,038	$13,961	(9)	$668,678
Vice President, Sales and Marketing	2015	$283,654	—	$33,882		$134,954	$76,728	$14,333		$543,551
	2014	$270,257	—	$28,321		$113,446	$204,872	$12,024		$628,920
David Elsenbast	2016	$250,937	—	$118,404	(6)	$37,853	$149,182	$6,798	(10)	$563,174
Vice President, International Feedstock Development	2015	$243,654	—	$29,046		$115,676	$65,908	$7,808		$462,092
	2014	$231,867	—	$24,370		$97,619	$175,770	$15,933		$545,559

(1)
Represents the grant date fair value of restricted stock unit awards and stock appreciation rights granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2014, 2015 and 2016, please see Note 12 to our audited consolidated financial statements. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

The table below provides further clarification on the valuation of the awards noted above in the “Stock Awards” and “Option Awards” columns based on the market value of our Common Stock as of the date of vesting for vested stock awards or December 31, 2016 for unvested stock awards. Each stock appreciation right noted above in the “Option Awards” column issued during 2016 has an exercise price that is higher than the price of our Common Stock at December 31, 2016 and therefore no value can be realized by the grantees until our Common Stock price increases sufficiently.

Name	Award Grant Year	Vested Stock ($)	Unvested Stock Awards ($)	Options Vested & Exercisable ($)	Unvested Options
Daniel J. Oh	2016	$—	$755,746	—	—
	2015	$464,500	$695,480	$5,289	—
	2014	$971,000	$71,441	—	—
Chad Stone	2016	$235,200	$140,189	—	—
	2015	—	$35,143	$1,587	—
	2014	—	$23,222	—	—
Brad Albin	2016	$237,120	$140,189	—	—
	2015	—	$35,143	$1,587	—
	2014		$23,222	—	—
Gary Haer	2016	$235,200	$126,629	—	—
	2015	—	$34,522	$1,559	—
	2014	—	$23,222	—	—
David Elsenbast	2016	$235,200	$108,679	—	—
	2015	—	$29,595	$1,336	—
	2014	—	$19,982	—	—

(2)
Represents cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2014 were paid in 2015, annual bonuses relating to performance in 2015 were paid in 2016 and annual bonuses relating to performance in 2016 were paid in 2017.

(3)	All other compensation includes: (i) matching contributions under our 401(k) plan, (ii) health care benefit allowance, and (iii) employer provided transportation vehicles.

(4)	Mr. Oh was granted 31,457 shares of RSUs and 92,910 shares of PRSUs on March 28, 2016. The RSUs cliff vest in accordance with our standard time-based vesting provision.

(5)	Represents $9,000 of matching contributions under our 401(k) plan, $10,015 of health care benefit allowance and $4,269 of an auto allowance.

(6)
Mr. Stone and Mr. Albin were each granted 9,685 shares of RSUs and 9,535 shares of PRSUs on March 28, 2016. Mr. Haer was granted 8,748 shares of RSUs and 8,613 shares of PRSUs, and Mr. Elsenbast was granted 7,520 shares of RSUs and 7,404 shares of PRSUs on March 28, 2016. The RSUs cliff vest in accordance with our standard time-based vesting provision.

(7)	Represents $9,000 of matching contributions under our 401(k) plan, $10,015 of health care benefit allowance and $3,932 of an auto allowance.

(8)	Represents $9,000 of matching contributions under our 401(k) plan and $4,448 of an auto allowance.

(9)	Represents $3,946 of matching contributions under our 401(k) plan and $10,015 of health care benefit allowance.

(10)	Represents $5,429 of matching contributions under our 401(k) plan and $1,370 of an auto allowance.

GRANTS OF PLAN BASED AWARDS TABLE
The following table provides information regarding plan-based awards granted during the year ended December 31, 2016 to the named executive officers.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units[2] (#)	All other option awards: Number of securities underlying options[1] (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards[4] ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max[3] (#)
Daniel J. Oh	3/28/2016	$146,775	$587,100	$1,174,200	46,455	92,910	92,910				$630,859
President and Chief Executive Officer	3/28/2016							31,457			$285,000
	3/28/2016								76,819	$9.06	$284,998
Chad Stone	3/28/2016	$40,625	$162,500	$325,000	4,768	9,535	9,535				$64,743
Chief Financial Officer	3/28/2016							9,685			$87,746
	3/28/2016								13,140	$9.06	$48,749
Brad Albin	3/28/2016	$40,625	$162,500	$325,000	4,768	9,535	9,535				$64,743
Vice President, Manufacturing	3/28/2016							9,685			$87,746
	3/28/2016								13,140	$9.06	$48,749
Gary Haer	3/28/2016	$36,694	$146,775	$293,550	4,307	8,613	8,613				$58,482
Vice President, Sales and Marketing	3/28/2016							8,748			79,257
	3/28/2016								11,869	$9.06	$44,034
Dave Elsenbast	3/28/2016	$31,544	$126,175	$252,350	3,702	7,404	7,404				$50,273
Vice President, International Feedstock Development	3/28/2016							7,520			$68,131
	3/28/2016								10,203	$9.06	$37,853

(1)	Represented stock appreciation rights granted under our 2009 Stock Incentive Plan that vest in accordance with our standard time-based vesting provision.

(2)	Represented time-based restricted stock units granted under our 2009 Stock Incentive Plans that vest according to the vesting provisions.

(3)	Represented performance-based restricted stock units granted under our 2009 Stock Incentive Plans that vest according to the vesting provisions.

(4)
Represents the grant date fair value of stock appreciation rights, time-based and performance-based restricted stock unit awards, respectively, granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2016, please see Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table provides information about the number of outstanding equity awards held by our named executive officers on December 31, 2016.

Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Vested(1) ($)
Daniel J. Oh	400,000	—	(2)	$10.00	1/18/2022	—		$—	—		—
President and Chief Executive Officer	53,388	17,796	(8)	$13.25	5/17/2023	7,212	(9)	$69,956	—		—
	35,401	35,401	(10)	$11.83	3/24/2024	7,365	(11)	$71,441	—		—
	29,382	88,144	(12)	$9.52	3/24/2025	12,076	(13)	$117,137	59,623	(3)	$578,343
	—	76,819	(14)	$9.06	3/28/2026	31,457	(15)	$305,133	46,455	(16)	$450,614
Chad Stone	96,000	—	(4)	$9.26	4/20/2022	24,000	(5)	$—	—		—
Chief Financial Officer	178,639	5,880	(8)	$13.25	5/17/2023	2,344	(9)	$22,737	—		—
	11,508	11,508	(10)	$11.83	3/24/2024	2,394	(11)	$23,222	—		—
	8,815	26,443	(12)	$9.52	3/24/2025	3,623	(13)	$35,143	—		—
	—	13,140	(14)	$9.06	3/28/2026	9,685	(15)	$93,945	4,768	(16)	46,245
Brad Albin	96,000	—	(6)	$8.97	4/24/2022	24,000	(7)	$—	—		—
Vice President, Manufacturing	178,639	5,880	(8)	$13.25	5/17/2023	2,344	(9)	$22,737	—		—
	11,508	11,508	(10)	$11.83	3/24/2024	2,394	(11)	$23,222	—		—
	8,815	26,443	(12)	$9.52	3/24/2025	3,623	(13)	$35,143	—		—
	—	13,140	(14)	$9.06	3/28/2026	9,685	(15)	$93,945	4,768	(16)	46,245
Gary Haer	96,000	—	(4)	$9.26	4/20/2022	24,000	(5)	$—	—		—
Vice President, Sales and Marketing	17,639	5,880	(8)	$13.25	5/17/2023	2,344	(9)	$22,737
	11,508	11,508	(10)	$11.83	3/24/2024	2,394	(11)	$23,222	—		—
	8,660	26,443	(12)	$9.52	3/24/2025	3,559	(13)	$34,522	—		—
	—	13,140	(14)	$9.06	3/28/2026	8,748	(15)	$84,856	4,307	(16)	41,773
David Elsenbast	96,000	—	(4)	$9.26	4/20/2022	24,000	(5)	$—	—		—
Vice President, International Feedstock Development	15,178	5,059	(8)	$13.25	5/17/2023	2,017	(9)	$19,565	—		—
	990	9,903	(10)	$11.83	3/24/2024	2,060	(11)	$19,982	—		—
	7,423	22,268	(12)	$9.52	3/24/2025	3,051	(13)	$29,595	—		—
	—	10,203	(14)	$9.06	3/28/2026	7,502	(15)	$72,769	3,702	(16)	35,909

(1)	The market value is based on $9.70 per share market price of our Common Stock on December 31, 2016.

(2)	Represents award of stock appreciation rights, which vest on January 18, 2016.

(3)
In March 2015, we granted Mr. Oh PRSUs equal to 100% of his base salary, or 59,623 PRSUs.  These PRSUs will vest as to 25% of the total award in each 2015 and 2016 and 50% of the total award in 2017 upon achievement of the target weighted average trading price of our Common Stock of the then applicable year. If price target is not met in 2015, such unvested portion will vest in 2016 if the price target is met in 2016.   Any unvested portion of the award from either 2015 or 2016 will vest in 2017 if the price target for 2017 is met.  If the price target is not met in 2017, any unvested award will be forfeited. At December 31, 2016, the price targets were not met for the 2015 or 2016 tranche.

(4)	Represents award of stock appreciation rights, which vest as to 25% on April 20 of each of 2014, 2015 and 2016.

(5)	Represents award of restricted stock units that will vest on April 20, 2016, assuming continued employment.

(6)	Represents award of stock appreciation rights, which vest as to 25% on April 24 of each of 2014, 2015 and 2016.

(7)	Represents award of restricted stock units that will vest on April 24, 2016, assuming continued employment.

(8)	Represents award of stock appreciation rights, which vest as to 25% on May 17 of each of 2014, 2015, 2016 and 2017.

(9)	Represents award of restricted stock units that will vest on May 17, 2017, assuming continued employment.

(10)	Represents award of stock appreciation rights, which vest as to 25% on March 24 of each of 2015, 2016, 2017 and 2018.

(11)	Represents award of restricted stock units that will vest on March 24, 2018, assuming continued employment.

(12)	Represents award of stock appreciation rights, which vest as to 25% on March 24 of each of 2016, 2017, 2018 and 2019.

(13)	Represent award of restricted stock units that will vest on March 24, 2019, assuming continued employment.

(14)	Represents award of stock appreciation rights, which vest as to 25% on March 28 of each of 2017, 2018, 2019 and 2020.

(15)	Represent award of restricted stock units that will vest on March 28, 2019, assuming continued employment.

(16)
In March 2016, we granted Mr. Oh PRSUs equal to 100% of his base salary, or 92,910 PRSUs.  We also granted Messrs. Stone, Albin, Haer and Elsenbast PRSUs equal to 20% of their base salary, or 9,535 PRSUs, 9,535 PRSUs, 8,613 PRSUs and 7,404 PRSUs respectively. These PRSUs will vest as to 50% each of the total award upon achievements of the target weighted average trading price of our Common Stock in a trading period during the three-year period commencing on the grant date. In addition, these PRSUs only vest based on the attainment of two share price hurdles over the three-year period that represented a significant increase over the grant date share price. If vesting occurs on or before December 31st of the calendar year in which the PRSUs are granted, settlement of the vested units will occur no later than March 15th of the following calendar year.  Any PRSUs that have not vested on or prior to the twentieth trading day following the third anniversary of the grant date shall be immediately forfeited on that date.

STOCK VESTED IN 2016

	Option awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Chad Stone - Chief Financial Officer	—	—	24,000	$235,200
Brad Albin - Vice President, Manufacturing	—	—	24,000	$237,120
Gary Haer - Vice President, Sales and Marketing	—	—	24,000	$235,200
David Elsenbast - Vice President, International Feedstock Development	—	—	24,000	$235,200

(1)	Value was calculated using per share closing prices of our Common Stock on the applicable vesting dates for RSUs.
EMPLOYMENT AGREEMENTS
Chief Executive Officer
On December 22, 2014, we entered into a new employment agreement with Daniel J. Oh effective January 1, 2015 (the “Employment Agreement”). The Employment Agreement has an initial term ending December 31, 2017, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party no later than nine months prior to the expiration of the then-applicable period. Under the Employment Agreement, Mr. Oh will receive an annualized base salary of $570,000. Mr. Oh is also entitled to participate in an annual incentive program with a cash incentive bonus payment of at least 100% of his base salary in effect on the 90th day after the first day of the performance period. Mr. Oh is also eligible to participate in the Company’s long-term incentive program at a target level of 200% of his base salary. See "Compensation Discussion and Analysis - CEO Long-Term Equity Compensation" for a discussion of the metrics for 2016.
Mr. Oh is entitled to certain payments upon termination:
Termination For Cause or Resignation Without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Mr. Oh’s employment for cause (as defined in the Employment Agreement) or Mr. Oh resigns without good reason (as defined in the Employment Agreement) and in either case the termination of Mr. Oh’s employment is not because of his death or disability, Mr. Oh will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses accrued with respect to a prior fiscal year, vacation pay and benefits.
Termination due to Death or Disability. If Mr. Oh’s employment is terminated due to death or disability, his estate will receive, in addition to any accrued, but unpaid, base salary, bonuses, vacation pay and benefits and a pro-rated annual cash bonus payment, which as of December 31, 2016 would have been equal to $699,686 upon death and $587,100 upon disability if earned but assuming that any individual performance objectives were achieved at the then-applicable target level.
Termination Without Cause or Resignation With Good Reason. If Mr. Oh is terminated without cause or resigns with good reason, Mr. Oh will receive for two years (the “Severance Period”) after such termination or resignation, a severance payment equal to the sum of his annual base salary plus his targeted annual bonus, which at December 31, 2016 was equal to $2,348,400; in addition, the Severance Period will be extended to three years if the date of termination or resignation occurs after a change of control of the Company (the “Severance Salary Payment”). The Severance Salary Payment will be paid in a lump sum if Mr. Oh is terminated without cause or resigns for good reason prior to or on the date of a change of control of the Company. In addition, Mr. Oh will also receive (i) any accrued, but unpaid, base salary, bonuses, vacation pay and other benefits (ii) a pro-rated annual cash bonus payment based on actual performance, (iii) full acceleration of all equity-based compensation that would have become vested during the 12-month period after Mr. Oh’s termination or resignation, (iv) medical and dental coverage under COBRA benefits elected by Mr. Oh, together with reimbursement of premiums charged to him thereunder (which will terminate if and to the extent he becomes eligible to receive comparable coverage from a subsequent employer), (v) job placement services for 12 months from the date of termination, not to exceed $30,000 in the aggregate, and (vi) vacation pay and benefits (together, the “Severance Benefits”). If Mr. Oh’s employment terminates within 18 months of a change of control, all equity-based awards held by Mr. Oh shall automatically become vested in full. If Mr. Oh’s employment is not extended pursuant to the terms of his Employment Agreement and Mr. Oh is terminated without cause or resigns without good reason within two years after the expiration of the employment period, then Mr. Oh will receive the Severance Benefits described above except the Severance Period used to calculate his Severance Salary Payment will be reduced to one year.
Other Obligations. For the duration of his employment and upon termination thereof, Mr. Oh is and will be prohibited from soliciting employees or customers and competing against the Company and its affiliates in each case for the respective periods of time set forth in the Employment Agreement. Mr. Oh will be subject to standard confidentiality and non-disparagement restrictions. Mr. Oh is required to sign a general release of claims against the Company (subject to certain exceptions) prior to receiving Severance Benefits under the Employment Agreement.
SEVERANCE AND CHANGE IN CONTROL PAYMENTS
Upon termination of employment without cause, each of Messrs. Stone, Haer and Elsenbast are entitled to continued base salary payments for one month, and Mr. Albin to continued base salary payments for 12 months, after the date of termination. If Messrs. Stone, Albin, Haer and Elsenbast had been terminated on December 31, 2016, each would have been entitled to aggregate continued salary payments of $27,083, $325,000, $24,462 and $21,029, respectively.
Acceleration of Equity
Except as described in the next paragraph, restricted stock units held by each of Messrs. Oh, Stone, Albin, Haer and Elsenbast will vest in full (i) upon involuntary termination by the Company without cause, (ii) upon a change in control of the Company or (iii) on the first date that the executive officer can sell Company Common Stock on a national securities exchange without restrictions. If a change in control were to have occurred as of December 31, 2016, the named executive officers would have been entitled to receive the cash value of the time-based restricted stock units, performance-based restricted stock units and stock appreciation rights that would become vested. The named executive officers would have been entitled to the following amounts: Mr. Oh - $2,108,267; Mr. Stone - $557,332; Mr. Albin - $585,172; Mr. Haer - $537,754; and Mr. Elsenbast - $500,819.
For a discussion of our severance and change of control arrangements with our Chief Executive Officer, see the section entitled "Employment Agreements - Chief Executive Officer".
COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee Members:

Christopher D. Sorrells, Chair
Delbert Christensen
Michael A. Jackson
COMPENSATION OF DIRECTORS
Our Compensation Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the Company, with the objective of recruiting and retaining an outstanding group of directors.
The Compensation Committee, pursuant to the authority granted under its charter, engaged Aon Hewitt to advise it on director compensation matters. Aon Hewitt’s assessment was taken into consideration in establishing our current director compensation. Directors who are employees of REG, such as Mr. Oh, are not compensated for their service on the Board.
Each of our non-employee directors are entitled to receive the compensation as described below.
Retainer Fees. Our non-employee directors are paid cash compensation at the following rates:

Annual retainer fee	$52,000
Annual retainer fee for Chairman	$125,000
Annual retainer fee for Vice Chairman	$57,000
Annual retainer fee for the Chairman of each of the Audit Committee, Compensation Committee and Risk Management Committee	$15,000
Annual retainer fee for Chairman of the Nominating and Governance Committee	$10,000
Annual retainer fee for members of the Audit Committee, Risk Management Committee or Compensation Committee	$10,000
Annual retainer fee for members of the Nominating and Corporate Governance Committee	$5,000
We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings.
Long-Term Incentive Awards. Each of our non-employee directors also receive an annual equity award equal to $85,000 based on the fair market value of our Common Stock on the date of grant, except for the Chairman of our Board of Directors who receives an equity award of $145,000. We expect these annual awards will be granted in the form of RSUs, which will vest in full on the first anniversary of the date of grant or the date of the annual meeting, whichever is sooner. The number of RSUs actually awarded will be determined by dividing the cash value of the grant by the closing price of a share of our Common Stock on the date of the vesting.
2016 Director Compensation Table
The table below shows the compensation paid to each non-employee director for their service in 2016:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Delbert Christensen	$77,000	$85,000	$162,000
Theodore M. Crosbie, Ph.D.	$38,000	$85,000	$123,000
Peter J. M. Harding	$62,000	$85,000	$147,000
Randolph L. Howard	$82,000	$85,000	$167,000
Michael A. Jackson	$85,750	$85,000	$170,750
Michael Scharf	$77,000	$85,000	$162,000
Christopher D. Sorrells	$73,250	$85,000	$158,250
Jeffrey Stroburg	$125,000	$145,000	$270,000

(1)
Amounts listed in this column represent the aggregate grant date fair value of RSUs granted on May 11, 2016 with a vesting period of one year are determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes.

(2)
The following directors were granted 8,938 shares of restricted stock: Delbert Christensen; Peter J. M. Harding; Randolph L. Howard; Michael A. Jackson, Michael Scharf and Christopher D. Sorrells. Mr. Jeffrey Stroburg was granted 15,247 shares of RSUs. The aforementioned RSUs were unvested and outstanding at December 31, 2016. Dr. Theodore M. Crosbie was granted 8,938 shares of restricted stock, however due to Mr. Crosbie's untimely death, these RSU's will not vest.

AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2016 with management and Deloitte & Touche LLP (“Deloitte”) and discussed with Deloitte those matters required by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on these reviews and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Michael Scharf (Chairman)
Michael A. Jackson
Randolph L. Howard
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee’s policy is to evaluate and determine that the services provided by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2016 and 2015 for professional services rendered by the Deloitte Entities for the audit of our financial statements and other services.

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)
2016	$1,634,455	$89,500	$361,249
2015	$1,549,500	$82,300	$273,713

(1)
Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.

(2)
In 2016, audit-related fees were comprised of fees for services performed in connection with the acquisition of certain assets from Sanimax Energy and other out of original scope work, such as in connection with the issuance of the 2036 Convertible Notes.

(3)	Tax fees are for tax consulting and compliance services and tax related acquisition and tax due diligence services.
Audit Committee Pre-Approval Procedures
With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the Audit Committee. Other specified services are generally preapproved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the Audit Committee. It is our practice that the Audit Committee Chairman has pre-approval authority with respect to permitted services. The Chairman of the Audit Committee reports any pre-approval decisions to our Audit Committee at its next scheduled meeting.
GENERAL INFORMATION
Stockholder Proposals for the 2018 Annual Meeting
Stockholder proposals for inclusion in the proxy materials for the 2018 annual meeting must be received at our principal executive offices by November 29, 2017.
In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) must give written notice thereof to our Corporate Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, which require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. In the event the date of the 2018 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2017 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2018 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2018 annual meeting.
Annual Report and Financial Statements
A copy of our 2016 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2016, is available along with this proxy statement and other voting materials and information on the website www.proxyvote.com.
Section 16(a) Beneficial Ownership Reporting Compliance
Under U.S. securities laws, directors, executive officers and any person holding more than 10% of our Common Stock must report their initial ownership of the Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on a review of the reports furnished to the Company and written representations from directors and executive officers that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2016 the Company’s executive officers, directors and greater than ten percent owners timely filed all reports they were required to be filed under Section 16(a).
Copies of Corporate Governance and Other Materials Available
Our Board has adopted various corporate governance guidelines setting forth our governance principals and governance practices. The following documents are available for downloading or printing on our web site at www.REGI.com, by selecting “Investor Relations” and then “Corporate Governance”:

•	Third Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each nominee is now a member of the Board. If any nominee becomes unable to serve as a director before the annual meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.
Nominees for Election at This Meeting for a Term Expiring in 2020
Jeffrey Stroburg
Christopher D. Sorrells
Peter J.M. Harding
Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the three nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.
PROPOSAL 2 — “SAY-ON-PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION
This Proposal 2, which is commonly referred to as a “say-on-pay” vote, provides you with the opportunity to advise our Board and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is not binding on the Company, our Compensation Committee or our Board. We value, however, the opinions of our stockholders and the Compensation Committee will take into account, as we have in the past, the result of the vote when determining future executive compensation.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE

Proposal 3 provides our stockholders an advisory vote as to whether the stockholder advisory vote to approve executive compensation, as described in Proposal No. 2, should occur every one, two or three years.

After careful consideration, our Board recommends that future advisory votes on executive compensation occur every year. We believe that the "say-on-pay" vote should be conducted every year so that stockholders may annually express their views on the Company's executive compensation program. The Compensation Committee, which administers the Company's executive compensation program, values the opinions expressed by stockholders in these votes and will thoughtfully evaluate and respond to the outcome of these votes in making its decisions on the Company's executive compensation program.

The option of one year, two years or three years that receives the greatest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been approved by stockholders. However, because this is an advisory vote and not binding on our Board or Company, our Board may decide that it is in the best interest of stockholders and the Company to hold an advisory vote on executive compensation on a more or less frequent basis than the option approved by stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "EVERY YEAR" AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.
PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
Based upon its review of Deloitte & Touche LLP’s (“Deloitte”) qualifications, independence and performance, the Audit Committee of our Board has appointed Deloitte to serve as our independent registered public accounting firm for 2017.
The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of Deloitte as the Company’s independent registered public accounting firm for 2017 for ratification by our stockholders.
If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider whether to retain Deloitte, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.
The affirmative vote of a majority of our Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2017.
Representatives of Deloitte are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO RENEWABLE ENERGY GROUP AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

In February 2017, the Board of Directors approved an amendment to our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), subject to the approval of our stockholders at the Annual Meeting, to increase the number of shares available for issuance under the 2009 Plan. The following summary of the principal features of the 2009 Plan, as amended, is qualified by reference to the terms of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement.

Description of Amendments
The amendment to the 2009 Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares available for issuance thereunder by 550,000, from 5,960,000 shares to 6,510,000 shares.

As of February 28, 2017, we had 836,213 shares subject to outstanding restricted stock awards, 234,840 shares subject to outstanding performance restricted stock awards and 2,506,682 shares subject to outstanding stock appreciation rights. The total shares that have been issued or that could potentially be issued as a result of grants of options, restricted stock or performance-based restricted stock unit awards or stock appreciation rights under the 2009 Plan is 5,048,777, leaving 911,223 shares reserved and available for issuance out of the maximum of 5,960,000 shares currently authorized for issuance. Our Board of Directors believes that the current number of shares that may be issued under the 2009 Plan is not sufficient in light of our compensation structure and strategy and our business plan. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the 2009 Plan. In addition, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors believes that the increase in the maximum number of shares that may be issued under the 2009 Plan from 5,960,000 to 6,510,000 shares will ensure that we continue to have a sufficient number of shares for at least one year with which to achieve our business and compensation strategy.

We do not believe the proposed 550,000 share increase will be unduly dilutive to stockholders. A common measure of potential dilution from outstanding equity awards is “overhang,” generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the sum of total common shares outstanding plus potential equity award shares. As of February 28, 2017, our overhang was 10.4%, as compared with 6.1% as of March 31, 2014. In addition, as discussed under “Compensation Discussion and Analysis,” the Compensation Committee has worked with its independent compensation consultant and our management to design an equity award program that includes the use of performance shares and restricted stock units to tie compensation to performance goals over periods greater than one year.

After forecasting our anticipated growth rate for the next few years, we believe that the total of 550,000 new shares will be sufficient for equity grants in 2017 and perhaps 2018 under our current compensation program. We anticipate returning to the stockholders for additional shares in 2018, but may elect to do so later. We believe equity incentive compensation is a critical component to our compensation practices and allows us to incentivize our employees and more closely align their efforts with the creation of long-term stockholder value. In order to continue with our equity compensation practices, we feel it is important for stockholders to approve the amendment to the 2009 Plan.

2009 Stock Incentive Plan
The 2009 Plan was initially adopted by the Board of Directors in May 2009, and approved by our stockholders effective May 6, 2009. The Plan was amended and restated by approval of the Board on August 31, 2011 and such amendment and restatement was approved by our stockholders on October 26, 2011. The Board again approved the amendment and restatement of the 2009 Plan on March 27, 2014, which was then approved by our stockholders on May 15, 2014. In February 2017, the Board approved an amendment to the 2009 Plan (in the form of an amended and restated plan document) to provide for the share increase, effective upon approval of the amendment by our stockholders.

The 2009 Plan provides for the direct award of shares of common stock (including restricted shares), the award of restricted stock units and stock appreciation rights, the award of performance shares and the grant of incentive stock options to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options to purchase common stock that do not qualify for such treatment under the Code. All employees, including officers, of the Company or any subsidiary, non-employee directors of the Company and any adviser or consultant who performs services for the Company or any subsidiary are eligible to purchase shares of common stock and to receive awards of shares, restricted shares, performance shares, restricted stock units or stock appreciation rights or grants of nonstatutory stock options.

Description of 2009 Plan and Amended Stock Plan
A summary of the provisions of the 2009 Plan including the amendment being approved in this proposal, is set forth below and is qualified in its entirety by the detailed provisions of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration
The 2009 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Committee”). Subject to the limitations set forth in the 2009 Plan, the Committee has the authority to determine, among other things, to whom awards will be granted and the terms and conditions of any such awards. The Committee may establish different terms and conditions for different awards and different participants. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make awards and grants under the 2009 Plan with respect to individuals below the position of Senior Vice President. However, only the Board of Directors or the Committee may select and grant awards to the Company’s executive officers.

Maximum Shares and Award Limits
A total of 5,960,000 shares of common stock are currently reserved for issuance under the 2009 Plan. Under the 2009 Plan, an additional 550,000 shares are reserved for issuance, subject to stockholder approval at the Annual Meeting. Any shares of common stock subject to an award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any common stock shall again be available for grant under the 2009 Plan. In addition, any shares of common stock otherwise issuable in respect of any award that are withheld to cover taxes will not be treated as having been issued under the 2009 Plan and only the net number of shares of common stock issued in respect of stock-settled stock appreciation rights and net- exercised options will be deemed issued under the 2009 Plan.

Under the 2009 Plan, no one award recipient may be granted (i) options or stock appreciation rights during any twelve (12) month period with respect to more than 400,000 shares of common stock or (ii) restricted stock during any twelve (12) month period with respect to more than 400,000 shares of common stock, or (iii) restricted stock units during any twelve (12) month period with respect to more than 400,000 shares of common stock, or (iv) performance shares or other stock-based awards during any twelve (12) month period that are denominated in shares of common stock with respect to more than 400,000 shares of common stock. The maximum dollar value payable to any award recipient in any twelve (12) month period with respect to performance units and other stock-based awards that are valued with reference to cash or property other than shares of common stock is $1,500,000.

Under the 2009 Plan, incentive stock options may be granted for up to the maximum number of shares authorized for issuance under the 2009 Plan.

Unless otherwise determined by the Committee at the time of grant, the 2009 Plan participants who receive shares of common stock at the time of grant of an award will be entitled to receive all dividends and other distributions paid with respect to those shares provided that if any such dividends or distributions are paid in shares of common stock, such shares will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such awards on which such dividends or distributions were paid. To the extent that shares of common stock are not issued at the time of grant of an award, the Committee shall determine whether the participant shall receive dividend equivalents in respect of the shares subject to the award, and unless otherwise determined by the Committee, any such dividend equivalents payable in shares of common stock shall be subject to the same forfeiture restrictions as apply to the shares subject to the award.

Options
Options granted under the 2009 Plan may be of two types: (i) incentive stock options and (ii) nonstatutory stock options. The terms of any grants of options under the 2009 Plan will be set forth in an option agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of such option grants, which need not be identical. Options may provide for accelerated exercisability in the event of the award recipient’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the award recipient’s service or upon the occurrence of certain other events.

The exercise price of each option will be set by the Committee, subject to the following limits. The exercise price of an incentive stock option or nonstatutory stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% for an incentive stock option if the recipient is a more-than-10% stockholder). The maximum period in which an option may be exercised will be fixed by the Committee and included in each option agreement but cannot exceed ten years (five years for an incentive stock option if the recipient is a more-than-10% stockholder). In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

Payment of the exercise price for the exercise of a stock option may be made in cash, by exchanging shares of common stock previously owned by the optionee, pursuant to a “net exercise” procedure authorized by the Committee, or in accordance with any other procedure or arrangement approved by the Committee.

In the event of an optionee’s death, disability or approved retirement, any options granted to such optionee shall become exercisable according to the terms of the award agreement. In the event a participant’s employment is terminated by the Company other than due to death, disability or approved retirement, any options granted to such participant that have not been exercised, expire at the time of such termination of employment and are not exercisable thereafter.
Restricted Stock
The terms of any awards of restricted stock under the 2009 Plan will be set forth in a restricted stock agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock agreements, which need not be identical. Restricted stock awards generally will be subject to vesting requirements over a minimum period of three years, unless otherwise provided in the 2009 Plan, and may be subject to transfer restrictions. Award recipients who are granted restricted stock may exercise full voting rights and other rights as a stockholder with respect to those shares.

Restricted Stock Units
The terms of any awards of restricted stock units under the 2009 Plan will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock unit agreements, which need not be identical. Restricted stock units generally will be subject to the same vesting requirements as awards of restricted stock. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested, and recipients of restricted stock units will not have any rights as a stockholder prior to the actual of issuance of any common stock upon settlement.

Stock Appreciation Rights
The terms of any awards of stock appreciation rights under the 2009 Plan will be set forth in an agreement to be entered into between the Company and the recipient. Stock appreciation rights may be granted in tandem with an option, or may be granted on a freestanding basis. Unless otherwise determined by the Committee, the terms and conditions applicable to stock appreciation rights granted in tandem with an option shall be substantially identical to the terms and conditions applicable to the tandem options and the terms and conditions applicable to freestanding stock appreciation rights shall be substantially identical to the terms and conditions that would have been applicable were the grant of the stock appreciation rights a grant of options.

Stock appreciation rights granted in tandem with an option may only be exercised upon the surrender of the right to exercise such option for an equivalent number of shares and may be exercised only with respect to the shares of common stock for which the related option is then exercisable. Upon exercise of the stock appreciation right, the holder is entitled to receive payment in cash, shares of common stock or a combination thereof.

Performance Shares and Performance Units
The terms of any awards of performance shares under the 2009 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical.

Performance shares and performance units give an award recipient the right to acquire a specified number of shares of common stock, or at the Committee’s discretion, cash, or a combination of common stock and cash, at a future date, based on performance criteria set forth in the award agreement. Performance shares and performance units become earned, in whole or in part, based on the attainment of the specified performance criteria or the occurrence of certain events, including a change in control. The Committee may, at the time of the grant, condition payment of the performance shares or performance units on the completion of a minimum period of service or other conditions. Unless otherwise determined by the Committee, a participant whose employment or service terminates by reason of approved retirement, disability or death may be entitled to receive the same payment or distribution in respect of performance shares or performance units that would have been payable for the performance period had such participant’s employment continued until the end of the applicable performance period.

The 2009 Plan sets forth performance criteria to be used in the case of performance shares and performance units. If, at the time of grant, the Committee intends for a performance award or performance unit to qualify as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish performance criteria for the applicable performance period no later than the 90th day after the performance period begins. Performance criteria may be based on the total return to the Company’s stockholders or upon the attainment of one or more of the following criteria: (i) stock price, (ii) operating earnings, (iii) net earnings, (iv) return on equity, (v) income, (vi) market share, (vii) combined ratio, (viii) level of expenses, (ix) growth in revenue, (x) earnings before interest, taxes, depreciation and amortization, (xi) cash flow, (xii) earnings per share, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added and (xvi) improvement in or attainment of working capital levels.

Other Stock-Based Awards
The Committee may grant other types of equity-based and equity-related awards in addition to options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights. The terms of any other stock-based awards will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreement, which need not be identical. However, except for specified exceptions, no participant may vest in any such stock-based award on a schedule which is more favorable to the participant than ratably over a period of three years from the date of grant.

Amendment and Termination
The Board of Directors may amend, modify, suspend or terminate the 2009 Plan at any time. However, any amendment to (i) increase the number of shares available for issuance under the 2009 Plan, (ii) lower the minimum exercise price at which an option or stock appreciation right may be granted or otherwise permit the repricing of any outstanding options or stock appreciation rights including, subject to stockholder approval, the cancellation of such awards in exchange for cash payments or other awards, (iii) extend the maximum term for options or stock appreciation rights or (iv) otherwise amend the 2009 Plan in a material fashion that would require stockholder approval under the applicable rules and regulations of any exchange on which the common stock is listed to trade shall be subject to the approval of the Company’s stockholders. Unless sooner terminated by the Board of Directors, the 2009 Plan will terminate on August 31, 2021.

Change of Control
Under the 2009 Plan, a “Change of Control” is generally defined as: (i) certain changes in the composition of the Board of Directors; (ii) any transaction as a result of which any person, becomes the beneficial owner of 50% or more of the common stock or voting power of all voting securities of the Company; (iii) a restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation or other similar transaction which result in the Company's stockholders immediately prior to the transaction not holding more than 50% of the voting power of each of the Company (or its successor) and any direct or indirect parent corporation of the Company (or its successor); or (iv) a sale, transfer or other disposition of all or substantially all of the assets of the Company or a liquidation of the Company.
In the event of a Change of Control, unless otherwise provided in the applicable award agreement (i) each option and stock appreciation right then outstanding will be fully exercisable regardless of the exercise schedule applicable to such option or stock appreciation right, (ii) the period of restriction shall lapse as to each share of restricted stock then outstanding, (iii) each outstanding restricted stock unit will become fully vested and payable, (iv) each outstanding performance share award and performance unit award shall be deemed earned at the target level of performance for such award, and (v) each outstanding other stock-based award shall become fully vested and payable.
In addition, the Committee may provide that each option and/or stock appreciation right will be cancelled in exchange for a payment of the excess if any, of the change in control price over the price of the option or stock appreciation right. However, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any award if the Committee determines in good faith that such award shall be honored or assumed, or new rights substituted therefor immediately following the Change of Control. Any such assumed or substituted award must provide for accelerated vesting if the participant is terminated without cause, constructively terminated, or terminated due to death or disability within eighteen months (or for awards granted prior to the 2014 amendment and restatement of the 2009 Plan, two years) following the Change of Control.

Should any event constitute a Change of Control for purposes of the 2009 Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

Certain Federal Income Tax Aspects of Awards Under the 2009 Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the 2009 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under 2009 Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income.
Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any stock received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m). Section 162(m) of the Code would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation.” The approval of the 2009 Plan by our stockholders in 2009, 2011 and 2014 satisfied one of the requirements for the performance-based compensation exemption.

New Plan Benefits
The Committee has not made any determination with respect to future awards under the 2009 Plan, as amended, and awards and the terms of any awards under the 2009 Plan for the current year or any future year are not determinable.

Required Vote
To be approved, a majority of the votes cast in person or by proxy at the Annual Meeting must be voted “For” Proposal 5. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for Proposal 5. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” the Proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on Proposal 5. Broker non-votes will not be counted toward the vote total for Proposal 5 and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2009 PLAN.

PROPOSAL 6 — APPROVAL OF THE REMOVAL OF COMMON STOCK ISSUANCE RESTRICTIONS UPON CONVERSION OF OUR 4.00% CONVERTIBLE SENIOR NOTES DUE 2036

Background and Reason for Seeking Stockholder Approval

On June 2, 2016, we issued $152.0 million aggregate principal amount of our 4.00% convertible senior notes due 2036, which we refer to as the “Notes.” The Notes are convertible at an initial conversion price of approximately $10.78 per share of Common Stock, subject to adjustment upon the occurrence of certain events.

Conversion of the Notes could result in the issuance of 20% or more of our Common Stock outstanding as of June 2, 2016, the date that the Notes were issued. Because NASDAQ Stock Market listing standards (Listing Rule 5635(d)) state that, in certain circumstances, an issuer is required to obtain stockholder approval before the issuance or potential issuance of a number of shares of Common Stock equal to 20% or more of its common stock outstanding before the issuance, the indenture governing the Notes currently limits the issuance of common stock upon conversion of the Notes to 19.99% of the Common Stock outstanding as of June 2, 2016 or 8,757,923 shares of Common Stock, which we refer to as the “Conversion Share Cap”.

This Proposal 6 seeks stockholder approval to remove the Conversion Share Cap, which would impact the Company to the extent conversion of the Notes results in the issuance of shares of Common Stock in excess of the Conversion Share Cap. While the Company’s current intent and policy is to settle conversions of Notes using cash for the principal amount of Notes converted with the remaining conversion value, if any, to be satisfied at the Company’s election in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as described below under “-Summary of the Notes,” we believe that it is in the interest of the Company and its stockholders for the Company to have flexibility upon conversion, should conversions of the Notes occur at times when sufficient cash is not available to the Company or the Company believes that the use of cash for this purpose under then current circumstances would be unwise. Approval of Proposal 6 would allow the Company the flexibility to issue and deliver a number of shares of Common Stock equal to 20% or more of the number of shares of our Common Stock outstanding as of June 2, 2016 upon conversion of the Notes.

The Board of Directors recommends a vote FOR Proposal 6.

Questions and Answers on Proposal 6

The following questions and answers briefly address some questions you may have regarding Proposal 6. These questions and answers may not address all questions that may be important to you as a stockholder. For more detail, see “-Summary of the Notes” below.

How many shares of Common Stock are potentially issuable before the Conversion Share Cap is triggered?

The Conversion Share Cap is 19.99% of our Common Stock outstanding as of the June 2, 2016, or 43,811,251 shares of Common Stock. Therefore, the Conversion Share Cap limits the shares of Common Stock potentially issuable upon conversion of the Notes to 8,757,923 shares.

Is the Company required to issue shares of Common Stock upon conversion of the Notes?

No. Upon conversion, we may choose, subject to certain restrictions including, prior to stockholder approval, the Conversion Share Cap, to pay or deliver, as applicable, either in cash, shares of our Common Stock or a combination of cash and shares of our Common Stock. As stated above, our current intent and policy is to settle conversions of the Notes in cash up to the principal portion of the Notes converted, with the remaining conversion value, if any, to be satisfied at our election in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Notes are convertible only upon the occurrence of certain specified events or at any time on or after December 15, 2035 through the second trading day immediately preceding maturity. Removal of the Conversion Share Cap will not result in the Notes becoming convertible earlier.

Approval of this Proposal 6 gives the Company the flexibility to settle, upon conversion, any amounts using shares of Common Stock without regard to the Conversion Share Cap.

How many shares of Common Stock are potentially issuable if the Conversion Share Cap is removed?

The maximum number of shares of Common Stock that is potentially issuable upon conversion of the Notes is 14,106,724 shares, subject to adjustment. This number is equal to 152,000 (the number of Notes outstanding, in increments of $1,000 principal amounts) multiplied by 92.8074 (the current conversion rate of the Notes per $1,000 principal amount of Notes). Under certain circumstances if a “make-whole fundamental change”, as defined under the Notes indenture, occurs, the conversion rate of the Notes will be increased. If the maximum make-whole number of additional shares of 23.2018 shares is added to the current conversion rate of the Notes, the maximum number of shares of Common Stock that is potentially issuable upon conversion would be 17,633,398 shares, subject to adjustment.

If stockholder approval is obtained, what is the impact on the rights of existing stockholders?

If stockholder approval is obtained, the maximum number of shares of Common Stock that is potentially issuable upon conversion of the Notes will increase. If we do not elect to use cash to satisfy our conversion obligations under the Notes, the issuance of additional shares of Common Stock would potentially increase the dilution of our existing common stockholders’ ownership. In addition, if we issue Common Stock upon conversion of the Notes, the market price of our Common Stock could be adversely affected due to sales of shares that are issued upon conversion or the perception that those shares may be sold.

The rights and privileges associated with the Common Stock potentially issuable through conversion of the Notes will be identical to the rights and privileges associated with the Common Stock held by our existing stockholders.

What if stockholder approval of Proposal 6 is not obtained at the Annual Meeting?

If we fail to obtain stockholder approval at the Annual Meeting, the Conversion Share Cap will remain in place. The Notes will remain outstanding in accordance with their terms. Failure to remove the Conversion Share Cap does not trigger a change in the terms of the Notes or an event of default under the indenture governing the Notes.

If we fail to obtain stockholder approval at the Annual Meeting, the indenture governing the Notes requires us to continue to use our reasonable best efforts to obtain such approval at the 2018 Annual Meeting.

Summary of the Notes

The following is a summary of terms of the Notes and is not a complete description of the Notes. Stockholders desiring a more complete understanding of the terms of the Notes are encouraged to read the indenture governing the Notes filed as Exhibit 4.1 to the Current Report on Form 8-K filed by us with the SEC on June 2, 2016.

Maturity

The Notes will mature on June 15, 2036, unless earlier repurchased, redeemed or converted.

Interest

The Notes bear interest at a rate of 4.00% per annum, payable semiannually in arrears on June 15 and December 15, beginning on December 15, 2016.

Ranking

The Notes are our senior unsecured obligations and rank senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries.

Conversion

Prior to the close of business on the business day immediately preceding December 15, 2035, holders may convert the Notes only under the following circumstances:

(1) during any calendar quarter (and only during such calendar quarter), if the last reported sale price of our Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

(2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such five consecutive trading day period was less than 98% of the product of the last reported sale price of our Common Stock and the conversion rate on each such trading day;

(3) upon the occurrence of specified corporate events; or

(4) if the Company has called the notes for redemption.

On or after December 15, 2035 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The conversion rate for the Notes is initially 92.8074 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $10.78 per share of Common Stock). The conversion rate is subject to customary anti-dilution adjustments. In addition, following a “make-whole fundamental change” (as defined in the indenture governing the Notes) that occurs on or prior to June 15, 2021, in certain circumstances, the conversion rate may be increased by a number of additional shares for a holder that converts its Notes in connection with such make-whole fundamental change.

Conversion Settlement

Upon conversion of a note, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election. However, before the Company obtains stockholder approval in accordance with applicable rules of The NASDAQ Stock Market to permit settlement in stock, which approval of this Proposal 6 is intended to accomplish, the Company is required to elect to deliver solely cash or, subject to the Conversion Share Cap, a combination of cash and shares of Common Stock upon conversion. If the Company satisfies its conversion obligation solely in cash or through payment and delivery of a combination of cash and shares of Common Stock, the Company’s conversion obligation will be based on a daily conversion value calculated for each trading day in a 40 trading day observation period.

Redemption

The Company may not redeem the Notes prior to June 15, 2021. On or after June 15, 2021, the Company may redeem the Notes, in whole, or from time to time in part, at the Company’s option, for cash at a redemption price generally equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Obligation to Repurchase

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Unless all outstanding Notes have been called for redemption, holders will have the right, at their option, to require the Company to repurchase for cash all or part of their Notes on June 15, 2021, June 15, 2026 and June 15, 2031. The repurchase price will generally be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Required Vote

To be approved, a majority of the votes cast in person or by proxy at the Annual Meeting must be voted “For” Proposal 6. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for Proposal 6. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” the Proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on Proposal 6. Broker non-votes will not be counted toward the vote total for Proposal 6 and therefore will not affect the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE REMOVAL OF COMMON STOCK ISSUANCE RESTRICTIONS UPON CONVERSION OF OUR 4.00% CONVERTIBLE SENIOR NOTES DUE 2036.

APPENDIX A
RENEWABLE ENERGY GROUP, INC.
AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the “AMENDED AND RESTATED RENEWABLE ENERGY GROUP, INC. 2009 STOCK INCENTIVE PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Renewable Energy Group, Inc. (the “Company”) and the interests of its shareholders by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in Company, and (c) enabling the Company to attract and retain the services of outstanding employees and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.
SECTION 2
DEFINITIONS

(a)Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(1)“Advisor” or “Consultant” means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors with regard to major functions, portions or operations of the Company’s business, who is not an employee, officer, director or holder of more than ten percent (10%) of the outstanding voting securities of the Company, and whose services the Committee determines is of vital importance to the overall success of the Company or a Subsidiary.

(2)“Approved Retirement” means termination of a Participant’s employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time, or (iii) for a Non-Employee Director, the termination of service as a director of the Company or a Subsidiary. Any such age and service requirement shall be set forth in the Award agreement with the Participant.

(3)“Award” means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

(4)“Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.

(5)“Board” means the Board of Directors of the Company.

(6)“Cause” means (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.
(7)“Change of Control” means the occurrence of any one or more of the following:
(i)any SEC Person becomes the Beneficial Owner of 50% or more of the Common Stock or of Voting Securities representing 50% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a “50% Owner”); or
(ii)the Incumbent Directors cease for any reason to constitute at least sixty percent (60%) of the Board of the Company; or
(iii)the restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation, or similar transaction which will result in the Company’s stockholders immediately prior to such transaction not holding more than 50% of the voting power of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor) (any of the foregoing, a “Reorganization Transaction”); or
(iv)the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.
(8) “Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).
(9)“Code” means the Internal Revenue Code of 1986, as amended.
(10)“Committee” means the Board or such committee of the Board as the Board shall designate from time to time.
(11)“Common Stock” means the common stock of the Company, par value $ .0001 per share.
(12)“Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.
(13)“Employee” means any employee (including each officer) of the Company, Parent or any Subsidiary.
(14)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(15)“Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.
(16)“Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the NASDAQ National Market or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ National Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “applicable exchange”). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time). If the Common Stock is not traded on any exchange, Fair Market Value means, on any date, the fair market value of the Common Stock as determined by the Board of Directors, using a method of valuation that meets the requirements of fair market value determination as set forth in Treasury regulations issued pursuant to Code Section 409A (whether proposed or final).
(17) “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity controlled by the Participant.
(18)“Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.
(19)“Incumbent Directors” means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, an actual or threatened proxy contest or a Reorganization Transaction.
(20)“Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
(21)“Non-Employee Director” means a member of the Boards of Directors of the Company, Parent or a Subsidiary who is not an employee of the Company, Parent or a Subsidiary.
(22)“Nonstatutory Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(23)“Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)).
(24)“Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SAR, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.
(25)“Parent” means any entity owning, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of Company.
(26)“Participant” means any Non-Employee Director, Employee, Adviser or Consultant designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.
(27)“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.
(28)“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.
(29)“Performance Share” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.
(30)“Performance Unit” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.
(31)“Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.
(32)“Reorganization Transaction” shall have the meaning ascribed thereto in the definition of Change of Control.
(33)“Restricted Stock” means an award of Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.
(34)“Restricted Stock Unit” means a contractual right awarded pursuant to Section 6 that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.
(35)“SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash, in shares of Common Stock or in a combination thereof, an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.
(36)“SEC Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
(37)“Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.
(38) “50% Owner” shall have the meaning ascribed thereto in the definition of Change of Control.
(39)“Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

(a)Power to Grant. The Committee shall determine those Non-Employee Directors, Employees, Advisers and/or Consultants to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.
(b)Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.
(c)Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
(d)Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.
(e)Maximum Individual Grants. Subject to adjustment as provided in Section 4(c), no Participant shall be granted during any 12-month period (i) Options, (ii) SARs (with tandem Options and SARs being counted only once with respect to this limit under either (i) or (ii)), (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Shares, and/or (vi) Other Stock-Based Awards that are denominated in shares of Common Stock, in each case with respect to more than 400,000 shares of Common Stock. In addition to the foregoing, the maximum dollar value payable to any participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $1,500,000.
(f)Dividends and Dividends Equivalents. Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect of that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at time of grant, any additional shares credited in respect of any dividends or dividend equivalents payable in respect of any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

SECTION 4
COMMON STOCK SUBJECT TO PLAN

(a)Number. Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 6,510,000 (the “Absolute Share Limit”). The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed the Absolute Share Limit. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (i) owned by Company, (ii) purchased by Company on the open market, or (iii) acquired by Company through means other than open market purchases.
(b)Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued in respect of such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered after the termination of the Plan. Notwithstanding the foregoing provisions of this Section 4(b), the maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Incentive Stock Options will equal the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Plan pursuant to this Section 4(b).
(c)Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the Absolute Share Limit under Section 4(a), the limits on individual Awards under Section 3(e), the aggregate number of shares of Common Stock subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards shall be appropriately adjusted to put the Participant in the same economic position he or she was in immediately prior to the occurrence of any such event.
(d)Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the Absolute Share Limit (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5
STOCK OPTIONS

(a)Grant of Options. Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.
(b)Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by shareholder action in accordance with Section 11.
(c)Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.
(d)Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.
(e)Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the date that the Plan, as amended and restated hereby, is approved by the Board, and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within ten (10) days after such disposition. The aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to an Incentive Stock Option grant, plus all other Incentive Stock Options held by the individual, and which are first exercisable during any calendar year, may not exceed $100,000.
(f)Termination of Employment or Service.
(i)Due to Death. In the event a Participant’s employment or service terminates by reason of death, any Options granted to such Participant shall become exercisable according to the terms of the Award Agreement.
(ii)Due to Disability. In the event a Participant’s employment or service is terminated by reason of Disability, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.
(iii)Approved Retirement. In the event a Participant’s employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.
(iv)Termination of Employment For Cause or Resignation. In the event a Participant’s employment or service is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to the Participant’s death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.
(v)Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment or service may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms, by the

Participant’s designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or as otherwise provided in the Award agreement.

SECTION 6
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.
(b)Restrictions on Transferability. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than (three) years but may lapse ratably over such (three) year Period of Restriction. Notwithstanding the foregoing, such minimum (three) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e). The Committee may also provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the occurrence of such other events (and without regard to minimum service requirements) as the Committee, in its discretion, shall determine.
(c)Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(f), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.
(d)Termination of Employment Due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to up to the portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.
(e)Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.
(f)Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(f), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

SECTION 7
PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
(b)Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.
(c)Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m)(4) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
(d)Special Rule for Performance Criteria. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.
(e)Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.
(f)Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with Section 10.

The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s certification under paragraph 7(e) above.
(g)Newly Eligible Participants. Notwithstanding anything in this Section 7 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.
(h)Termination of Employment.
(i)Termination of Employment due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution in respect of Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee’s certification pursuant to Section 7(e)).
(ii)Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h)(i), all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.
(iii)Cause. Notwithstanding anything in this Section 7 to the contrary, a Participant’s rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

SECTION 8
STOCK APPRECIATION RIGHTS

(a)Grant of SARs. SARs may be granted to any Participants, all Participants, any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.
(b)Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.
(c)Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.
(d)Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:
(i)the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by
(ii)the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 9
OTHER STOCK-BASED AWARDS

(a)Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant’s accrued benefit under a deferred compensation plan), except as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.
(b)Termination of Employment or Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of termination of employment upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

SECTION 10
CHANGE OF CONTROL

(a)Accelerated Vesting and Payment. Except as otherwise provided in the applicable Award, and subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.
(b)Alternative Awards. Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:
(i)provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(ii)have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and
(iii)have terms and conditions which provide that in the event that, during the 18-month period following the Change of Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.
For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.
(c)Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

SECTION 11
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, and the Committee may from time to time amend, modify, suspend, or terminate Awards in whole or in part, without notice to or the consent of any Participant, Employee, Advisor or Consultant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs having an exercise or base price in excess of the Fair Market Value of the underlying shares, including the cancellation of such awards in exchange for cash payments or other awards (other than in the context of a transaction referenced in Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of Company’s shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.
SECTION 12
MISCELLANEOUS PROVISIONS

(a)Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.
(b)Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant’s beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.
(c)Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.
(d)No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any

Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at anytime have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent, Consultant or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant’s employment or other service provider relationship at any time, for any reason, with or without cause or notice.
(e)Tax Withholding. The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.
(f)No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.
(g)Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(h)Term of Plan. The Plan was initially adopted by the Board in May 2009 and approved by the Company’s stockholders effective May 6, 2009. The Plan was amended and restated by approval of the Board on August 31, 2011 and such amendment and restatement was approved by the Company’s stockholders on October 26, 2011. The Board again approved the amendment and restatement of the Plan on March 27, 2014, and such amendment and restatement was approved by the Company’s stockholders on May 15, 2014. The Board again approved the amendment and restatement of the Plan on March 1, 2017, effective upon approval of the amendment and restatement by the Company’s stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until August 31, 2021, the tenth anniversary of the date of approval of the first amendment and restatement of the Plan by the Board.
(i)Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.
(j)No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s or Agent’s right or benefits under any such plan, policy or program.
(k)No Constraint on Corporate Action. Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.
(l)Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Restated Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.
(m)Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.
(n)Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Approved by shareholders of Renewable Energy Group, Inc.
on, ____________, 2017

RENEWABLE ENERGY GROUP, INC.

By:

RENEWABLE ENERGY GROUP, INC.
ATTN: NATALIE A. MERRILL
416 SOUTH BELL AVENUE
AMES, IA 50010

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E25688-P90690

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENEWABLE ENERGY GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Jeffrey Stroburg	☐	☐	☐
1b. Christopher D. Sorrells	☐	☐	☐
1c. Peter J.M. Harding	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Proposal to approve the advisory (non-binding) resolution relating to the frequency of the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

E25689-P90690

RENEWABLE ENERGY GROUP, INC.
Annual Meeting of Stockholders
May 8, 2017, 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Daniel J. Oh and Chad Stone, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Renewable Energy Group, Inc. stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held on May 8, 2017, and any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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